Exhibit 99.1(D)

KB Insurance Co., Ltd and Subsidiaries

Consolidated Interim Financial Statements

March 31, 2017 and 2016

KB Insurance Co., Ltd and Subsidiaries

Index

March 31, 2017 and 2016

Page(s)

Report on Review of Interim Financial Statements	1~2

Consolidated Interim Financial Statements

Consolidated Interim Statements of Financial Position	3

Consolidated Interim Statements of Comprehensive Income	4~5

Consolidated Interim Statements of Changes in Equity	6~7

Consolidated Interim Statements of Cash Flows	8~9

Notes to the Consolidated Interim Financial Statements	10~66

Report on Review of Interim Financial Statements

(English Translation of a Report Originally Issued in Korean)

To the Shareholders and Board of Directors of

KB Insurance Co., Ltd

Reviewed Financial Statements

We have reviewed the accompanying consolidated interim financial statements of KB Insurance Co., Ltd and its subsidiaries (collectively the “Group”). These financial statements consist of the consolidated interim statement of financial position of the Group as of March 31, 2017, and the related consolidated interim statements of comprehensive income, changes in equity and cash flows for the three-month periods ended March 31, 2017 and 2016, and a summary of significant accounting policies and other explanatory notes, expressed in Korean won.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated interim financial statements in accordance with the International Financial Reporting Standards as adopted by the Republic of Korea (“Korean IFRS”) 1034, Interim Financial Reporting, and for such internal control as management determines is necessary to enable the preparation of consolidated interim financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to issue a report on these consolidated interim financial statements based on our reviews.

We conducted our review in accordance with the quarterly and semi-annual review standards established by the Securities and Futures Commission of the Republic of Korea. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the Republic of Korea and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion

Based on our reviews, nothing has come to our attention that causes us to believe the accompanying consolidated interim financial statements are not present fairly, in all material respects, in accordance with the Korean IFRS 1034, Interim Financial Reporting.

Other Matters

We have audited the consolidated statement of financial position of the Group as of December 31, 2016, and the related consolidated statements of comprehensive income, changes in equity and cash flows for the year then ended, in accordance with auditing standards generally accepted in the Republic of Korea. We expressed an unqualified opinion on those financial statements in our audit report dated March 8, 2017. These financial statements are not included in this review report. The consolidated statement of financial position as of December 31, 2016, presented herein for comparative purposes, is consistent, in all material respects, with the above consolidated audited statement of financial position as of December 31, 2016.

Review standards and their application in practice vary among countries. The procedures and practices used in the Republic of Korea to review such financial statements may differ from those generally accepted and applied in other countries.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

May 11, 2017

The review report is effective as of May 11, 2017, the review report date. Certain subsequent events or circumstances, which may occur between the review report date and the time of reading this report, could have a material impact on the accompanying consolidated interim financial statements and notes thereto. Accordingly, the readers of the review report should understand that there is a possibility that the above review report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

KB Insurance Co., Ltd and Subsidiaries

Consolidated Interim Statements of Financial Position

March 31, 2017 and December 31, 2016

(In Korean won)	Note	March 31, 2017 (Unaudited)	2016

Assets
Cash and cash equivalents	5,7,28	547,889,365,537	834,677,653,102
Financial assets at fair value through profit or loss	5,8,13,28	1,095,668,451,438	1,290,860,050,528
Available-for-sale financial assets	5,9,21,28	9,186,061,748,335	9,608,853,903,915
Held-to-maturity financial assets	5,10,28	4,621,482,073,884	3,546,090,842,448
Loans	5,11,28	6,591,408,176,350	6,828,086,779,469
Other receivables	5,11,21,28	767,225,758,879	733,382,030,999
Derivative assets to hedge	5,12	138,707,648,827	6,144,554,921
Reinsurance assets	13	730,250,847,201	764,918,770,769
Investment property	14,16	270,625,299,384	269,591,966,071
Property and equipment	15,16	784,351,627,266	791,933,899,454
Intangible assets	17	38,758,524,992	37,875,825,187
Assets held-for-sale	18	—	4,048,353,452
Current tax assets		10,883,680	—
Deferred tax assets		2,252,426,697	2,349,841,338
Deferred acquisition costs	19	1,655,774,190,931	1,669,657,180,374
Other assets	20	57,980,394,838	44,415,989,149
Separate account assets	45	3,258,716,128,103	3,006,009,542,068

Total assets		29,747,163,546,342	29,438,897,183,244

Liabilities
Insurance liabilities	22	22,889,438,622,636	22,470,369,354,945
Financial liabilities at fair value through profit or loss	5,12,23	1,380,000	9,391,492,083
Other financial liabilities	5,24,28	625,848,183,694	531,271,170,296
Derivative liabilities to hedge	5,12	5,865,147,802	147,320,144,868
Provisions	25	62,141,776,620	62,643,117,557
Net defined benefit liabilities	26	106,086,399,414	91,441,864,232
Current tax liabilities		44,544,233,039	7,968,037,388
Deferred tax liabilities		216,026,243,594	245,256,460,036
Other liabilities	27	36,129,572,446	40,238,867,784
Separate account liabilities	45	3,263,838,771,558	3,385,531,301,980

Total liabilities		27,249,920,330,803	26,991,431,811,169

Equity
Capital stock	29	33,250,000,000	33,250,000,000
Capital surplus	29	348,453,891,932	348,453,891,932
Capital adjustments	29	(8,508,615)	(8,508,615)
Accumulated other comprehensive income	29	191,175,208,074	201,183,492,288
Accumulated other comprehensive income of assets held for sale	29	—	314,081,671
Retained earnings	29	1,920,183,437,572	1,859,865,209,578

Equity attributable to shareholders of the Parent Company		2,493,054,028,963	2,443,058,166,854
Non-controlling interests	1,29	4,189,186,576	4,407,205,221

Total equity		2,497,243,215,539	2,447,465,372,075

Total liabilities and equity		29,747,163,546,342	29,438,897,183,244

The accompanying notes are an integral part of these consolidated interim financial statements.

KB Insurance Co., Ltd and Subsidiaries

Consolidated Interim Statements of Comprehensive Income

Three-Month Periods Ended March 31, 2017 and 2016

		Period Ended March 31
(In Korean won)	Note	2017 (Unaudited)	2016 (Unaudited)
		Three months	Three months

Operating revenue
Premium income	30	2,470,717,186,777	2,341,998,627,330
Reinsurance income	32	134,460,584,334	144,626,401,542
Gain from reimbursement	20	—	816,448,288
Recovered expenses	32,37	23,155,474,762	24,343,147,894
Interest income	6,33	167,965,151,094	159,694,187,769
Dividend income	6	19,729,296,554	18,057,228,363
Gain on valuation and disposal of securities	6,34	32,927,094,088	40,055,059,342
Gain on valuation and disposal of loans and other receivables	6,35	71,626,569	1,054,544
Gain on valuation and disposal of derivatives	6,13,36	331,083,244,096	79,284,161,278
Gain on valuation and disposal of Investments in subsidiaries		63,059,903	17,237,361
Foreign currency transaction gain	6	16,562,120,756	8,516,727,350
Other income	6,39	13,283,779,237	11,472,170,135
Separate account income	45	40,566,347,354	31,894,529,117

		3,250,584,965,524	2,860,776,980,313

Operating expenses
Change in insurance liabilities	22	446,486,426,286	512,198,164,335
Insurance claims paid	31	882,879,651,444	825,541,480,713
Refund of surrender value and dividend expenses	31	595,932,360,908	546,559,989,466
Reinsurance expenses	32	218,673,962,570	217,925,633,284
Loss from reimbursement	20	497,836,808	—
Claim survey expenses paid	38	55,704,098,860	53,859,648,604
Amortization of deferred acquisition costs	19	184,730,347,575	167,267,122,821
Insurance operating expenses	38	267,321,696,363	245,304,104,245
Interest expense	6,33	174,270,361	103,170,517
Loss on valuation and disposal of securities	6,34	8,816,803,406	19,488,168,763
Loss on valuation and disposal of loans and other receivables	6,35	4,822,885,496	7,710,266,046
Loss on valuation and disposal of derivatives	6,13,36	1,200,729,732	16,664,200,546
Loss on investments on subsidiaries and associates		155,495,886	332,891,164
Foreign currency transaction loss	6	352,685,651,868	71,764,798,546
Loss on changes of reinsurance assets	13	24,251,475,471	5,526,886,680
Administrative expenses for assets	38	13,968,012,503	14,662,533,666
Administrative expenses for real estate	15	4,665,039,850	5,293,028,148
Other expenses	6,39	19,916,080,154	21,523,226,213
Separate account expenses	45	40,566,347,354	31,894,529,117

		3,123,449,172,895	2,763,619,842,874

Operating income		127,135,792,629	97,157,137,439

Non-operating income (expense)
Non-operating income	40	4,482,401,312	745,672,663
Non-operating expenses	40	1,130,938,745	1,893,242,391

		3,351,462,567	(1,147,569,728)

Profit before income tax from continuing operations		130,487,255,196	96,009,567,711

Income tax expense from continuing operations	41	30,504,243,405	23,082,779,676

Profit for the period from continuing operations		99,983,011,791	72,926,788,035

KB Insurance Co., Ltd and Subsidiaries

Consolidated Interim Statements of Comprehensive Income

Three-Month Periods Ended March 31, 2017 and 2016

		Period Ended March 31
(In Korean won)	Note	2017 (Unaudited)	2016 (Unaudited)
		Three months	Three months

Profit for the period from discontinued operations		—	2,860,955,939
Profit for the period	29	99,983,011,791	75,787,743,974
Other comprehensive income (loss)	29	(10,305,168,327)	125,177,672,544
Items that will not be reclassified subsequently to profit or loss
Remeasurements of defined benefit plans	26	(427,800,497)	(404,369,274)
Items that may be subsequently reclassified to profit or loss
Unrealized net change in fair value of available-for-sale financial assets	6	4,065,485,377	115,872,452,806
Effective portion of changes in fair value of cash flow hedges	6	702,488,615	265,630,398
Foreign currency translation differences for foreign operations		(16,481,172,267)	(2,399,195,625)
Other comprehensive income arising from separate account		1,835,830,445	11,843,154,239

		(10,305,168,327)	125,177,672,544

Total comprehensive income for the period		89,677,843,464	200,965,416,518
Profit for the period attributable to :
Shareholders of the Parent Company		99,904,146,323	75,244,225,179
Non-controlling interests		78,865,468	543,518,795

		99,983,011,791	75,787,743,974

Total comprehensive income for the period attributable to :
Shareholders of the Parent Company		89,895,862,109	200,316,794,861
Non-controlling interests		(218,018,645)	648,621,657

		89,677,843,464	200,965,416,518

Earnings per share
Basic earnings per share	42	1,502	1,254

The accompanying notes are an integral part of these consolidated interim financial statements.

KB Insurance Co., Ltd and Subsidiaries

Consolidated Interim Statements of Changes in Equity

Three-Month periods ended March 31, 2017 and 2016

(In Korean won)	Capital stock	Capital surplus	Capital adjustments	Accumulated other comprehensive income	Accumulated other comprehensive income of assets held for sale	Accumulated other comprehensive income of disposal group	Retained earnings	Non-controlling interests	Total

Balance at January 1, 2016	30,000,000,000	181,120,621,932	(8,508,615)	285,657,046,146	—	1,534,340,393	1,582,383,902,252	30,552,531,605	2,111,239,933,713
Total comprehensive income (loss)
Profit for the period	—	—	—	—	—	—	75,244,225,179	543,518,795	75,787,743,974
Net change in fair value of available-for-sale financial assets	—	—	—	115,852,633,013	—	—	—	19,819,793	115,872,452,806
Effective portion of changes in fair value of cash flow hedges	—	—	—	265,630,398	—	—	—	—	265,630,398
Foreign currency translation differences for foreign operations	—	—	—	(2,484,478,694)	—	—	—	85,283,069	(2,399,195,625)
Other comprehensive income arising from separate account	—	—	—	11,843,154,239	—	—	—	—	11,843,154,239
Remeasurements of defined benefit plans	—	—	—	(404,369,274)	—	—	—	—	(404,369,274)
Classified as held-for-sale	—	—	—	(95,357,868)	—	95,357,868	—	—	—
Transactions with owners of the Group
Dividends to owners of the Group	—	—	—	—	—	—	(24,000,000,000)	(512,133,600)	(24,512,133,600)

Balance at March 31, 2016 (Unaudited)	30,000,000,000	181,120,621,932	(8,508,615)	410,634,257,960	—	1,629,698,261	1,633,628,127,431	30,689,019,662	2,287,693,216,631

KB Insurance Co., Ltd and Subsidiaries

Consolidated Interim Statements of Changes in Equity

Three-Month periods ended March 31, 2017 and 2016

(In Korean won)	Capital stock	Capital surplus	Capital adjustments	Accumulated other comprehensive income	Accumulated other comprehensive income of assets held for sale	Accumulated other comprehensive income of disposal groups	Retained earnings	Non-controlling interests	Total

Balance at January 1, 2017	33,250,000,000	348,453,891,932	(8,508,615)	201,183,492,288	314,081,671	—	1,859,865,209,578	4,407,205,221	2,447,465,372,075
Total comprehensive income (loss)
Profit for the period	—	—	—	—	—	—	99,904,146,323	78,865,468	99,983,011,791
Net change in fair value of available-for-sale financial assets	—	—	—	4,065,485,377	—	—	—	—	4,065,485,377
Effective portion of changes in fair value of cash flow hedges	—	—	—	702,488,615	—	—	—	—	702,488,615
Foreign currency translation differences for foreign operations	—	—	—	(16,184,288,154)	—	—	—	(296,884,113)	(16,481,172,267)
Other comprehensive income arising from separate account	—	—	—	1,835,830,445	—	—	—	—	1,835,830,445
Remeasurements of defined benefit plans	—	—	—	(427,800,497)	—	—	—	—	(427,800,497)
Transactions with owners of the Group								—
Dividends to owners of the Group	—	—	—	—	—	—	(39,900,000,000)	—	(39,900,000,000)
Others
Transfer of revaluation of property and equipment	—	—	—	—	(314,081,671)	—	314,081,671	—	—

Balance at March 31, 2017 (Unaudited)	33,250,000,000	348,453,891,932	(8,508,615)	191,175,208,074	—	—	1,920,183,437,572	4,189,186,576	2,497,243,215,539

The accompanying notes are an integral part of these consolidated interim financial statements.

KB Insurance Co., Ltd and Subsidiaries

Consolidated Interim Statements of Cash Flows

Three-Month periods ended March 31, 2017 and 2016

	Three-month Period Ended March 31
(In Korean won)	2017 (Unaudited)	2016 (Unaudited)

	Three months	Three months

Cash flows from operating activities
Profit before income tax	130,487,255,196	99,409,863,739
Adjustments for:
Interest income	(167,965,151,094)	(165,204,349,939)
Interest expense	174,270,361	2,718,890,859
Dividend income	(19,729,296,554)	(18,057,228,363)
Change in reinsurance assets	24,251,475,471	5,526,886,680
Net loss (gain) from reimbursement	497,836,808	(816,448,288)
Net gain on valuation and disposal of securities	(26,142,560,499)	(22,474,045,143)
Net loss on valuation of loans and other receivables	4,722,880,421	7,469,357,656
Net gain on valuation and disposal of derivatives	(328,093,021,519)	(60,456,915,786)
Net gain on Investments in subsidiaries	—	(246,922,766)
Net foreign currency transaction loss	337,065,041,338	66,362,131,707
Change in insurance liabilities	446,486,426,286	512,198,164,335
Amortization of deferred acquisition costs	184,730,347,575	167,267,122,821
Depreciation	9,490,953,866	10,199,369,067
Amortization of intangible assets	2,173,616,170	2,470,909,567
Impairment loss (reversal of impairment loss) on intangible assets	58,220,808	(89,817,944)
Net gain on disposal of assets held for sale	(3,781,139,548)	—
Reversal of impairment loss on asset group held for sale	—	(1,269,606,163)
Pension expenses	15,296,352,711	7,651,681,664
Other expenses	6,622,276,992	9,827,562,101

	485,858,529,593	622,486,605,804

Changes in:
Financial assets at fair value through profit or loss	151,983,663,075	(210,062,053,330)
Joint compensation fund	—	(864,862,394)
Derivative assets to hedge	1,030,531,086	(2,546,852,000)
Loans	230,506,471,863	(120,339,244,435)
Other receivables	(12,384,126,121)	(726,837,692,421)
Deferred acquisition costs	(170,847,358,132)	(163,631,936,106)
Other assets	(13,973,876,909)	(7,623,106,661)
Separate account assets	(250,284,646,134)	(319,016,062,477)
Financial liabilities at fair value through profit or loss	7,303,285,336	(102,078,661,590)
Deposits	44,027,503	(13,680,874,606)
Other financial liabilities	49,459,751,267	838,160,766,003
Provisions	(7,585,839,886)	(10,149,280,030)
Liability for defined benefit plans	(1,203,668,184)	395,770,421
Other liabilities	(4,212,726,578)	(2,774,084,672)
Separate account liabilities	(121,692,530,422)	49,122,946,554
Foreign currency translation differences for foreign operations	(28,493,675,088)	(6,206,812,215)

	(170,350,717,324)	(798,132,039,959)
Income tax paid	(25,093,188,587)	(13,096,964,418)
Interest received	163,829,064,073	166,993,160,331
Interest paid	(113,034,699)	(2,665,417,453)
Dividends received	15,535,941,965	8,467,018,580

Net cash inflow (outflow) from operating activities	663,690,988,513	(15,947,637,115)

KB Insurance Co., Ltd and Subsidiaries

Consolidated Interim Statements of Cash Flows

Three-Month periods ended March 31, 2017 and 2016

	Three-month Period Ended March 31
(In Korean won)	2017 (Unaudited)	2016 (Unaudited)

	Three months	Three months

Cash flows from investing activities
Proceeds from sale of available-for-sale financial assets	818,154,051,608	570,457,744,883
Acquisitions of available-for-sale financial assets	(641,370,116,622)	(866,283,950,713)
Proceeds from redemption of held-to-maturity financial assets	86,500,000	—
Acquisitions of held-to-maturity financial assets	(1,097,592,054,647)	(206,710,952,904)
Proceeds from sale of property and equipment	787,577,157	759,716,767
Acquisitions of property and equipment	(3,247,709,635)	(1,816,942,933)
Proceeds from sale of intangible assets	1,138,500,000	1,700,180,799
Acquisitions of intangible assets	(4,308,392,044)	(3,767,979,650)
Proceeds from sale of non-current assets held for sale	7,829,493,000	—
Decrease in guarantee deposits	3,173,896,131	4,648,859,536
Increase in guarantee deposits	(1,720,845,116)	(2,929,129,635)
Cash inflows from hedging activities	35,376,824,880	392,672,074
Cash outflows from hedging activities	(5,403,204,729)	(35,369,496,350)

Net cash outflow from investing activities	(887,095,480,017)	(538,919,278,126)

Cash flows from financing activities
Dividends paid	—	(442,450,950)
Increase in debts	—	136,697,159,455
Decrease in debts	—	(40,000,000,000)
Increase in guarantee deposits from lessee	3,196,628,059	433,861,232
Decrease in guarantee deposits from lessee	(1,192,130,185)	(1,754,842,560)

Net cash inflow from financing activities	2,004,497,874	94,933,727,177

Effect of exchange rate fluctuations on cash and cash equivalents	(1,851,155,639)	(163,225,469)

Net decrease in cash and cash equivalents	(286,788,287,565)	(460,096,413,533)
Cash and cash equivalents at the beginning of the period	834,677,653,102	780,484,201,147

Cash and cash equivalents at the end of the period	547,889,365,537	320,387,787,614

Cash and cash equivalents classified as disposal groups	—	27,669,966,791

Cash and cash equivalents in the consolidated financial position at the end of the period	547,889,365,537	292,717,820,823

The accompanying notes are an integral part of these consolidated interim financial statements

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

1. The Parent Company

Overview of KB Insurance Co., Ltd and its subsidiaries (the “Group”) is as follows.

(1) Overview of the Parent Company

KB Insurance Co., Ltd (the “Parent Company”) was incorporated on January 27, 1959, under the laws of the Republic of Korea to engage in non-life insurance related business and asset management for the business as the Parent Company’s main business model. As of March 31, 2017, the Parent Company has 71 branch offices and 297 business offices. In June 1976, the Parent Company went public on the Korea Stock Exchange. The Parent Company’s major shareholder is KB Financial Group Inc. (39.81%) as of March 31, 2017.

(2) Overview of the consolidated subsidiaries

Details of ownership interests of the consolidated subsidiaries as of March 31, 2017 and December 31, 2016, are as follows:

Subsidiaries	Location	Industry	Date of financial statements	March 31, 2017		December 31, 2016
				Owner- ship	Ownership of non-controlling interests	Owner- ship	Ownership of non-controlling interests
Leading Insurance Services, Inc.	USA	Management service	Mar 31	100.00%	—	100.00%	—
LIG Insurance (China) Co., Ltd.	China	Non-life insurance	Mar 31	100.00%	—	100.00%	—
PT. KB Insurance Indonesia	Indonesia	Non-life insurance	Mar 31	70.00%	30.00%	70.00%	30.00%
KB Claims Survey & Adjusting	Korea	Claim service	Mar 31	100.00%	—	100.00%	—
KB Sonbo CNS	Korea	Management service	Mar 31	100.00%	—	100.00%	—
KB Golden Life Care Co., Ltd.	Korea	Service	Mar 31	100.00%	—	100.00%	—

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(3) Overview of the consolidated beneficiary certificates

Details of consolidated beneficiary certificates as of March 31, 2017 and December 31, 2016, are as follows:

Company	Location	Industry	Ownership interests
			March 31, 2017	December 31, 2016
KB Hope Partner Private Fund Bond 1st	Korea	Financial investment	100.00%	100.00%
Daishin Forte Alpha Private Fund 30th	Korea	Financial investment	—	100.00%
Daishin Forte Alpha Private Fund 31st	Korea	Financial investment	—	100.00%
Daishin Forte Alpha Private Fund 32nd	Korea	Financial investment	—	100.00%
Daishin Forte Alpha Private Fund 33rd	Korea	Financial investment	—	100.00%
Daishin Forte Alpha Private Fund 36th	Korea	Financial investment	—	100.00%
Daishin Forte Alpha Private Fund 43rd	Korea	Financial investment	—	100.00%
Daishin Forte Alpha Private Fund 44th	Korea	Financial investment	—	100.00%
Dongbu Private Fund 16th	Korea	Financial investment	89.52%	89.52%
Mirae Asset Triumph Private Equity Investment Trust 38th	Korea	Financial investment	100.00%	100.00%
Shinhan BNPP Private Fund 42nd	Korea	Financial investment	100.00%	100.00%
Hana Landchip Realestate Private Fund 58th	Korea	Financial investment	99.99%	99.99%
Hyundai Aviation Private Fund 3rd	Korea	Financial investment	99.96%	99.96%
Hyundai Power Private Fund 3rd	Korea	Financial investment	99.95%	99.95%
Hyundai Power Professional Investment Type Private Investment Fund No.4	Korea	Financial investment	99.77%	99.77%
KB U.S. LongShort Private Securities Fund 1	Korea	Financial investment	99.50%	99.50%
Hyundai Infra Professional Investment Type Private Investment Trust No.5	Korea	Financial investment	99.79%	—

(4) Changes in subsidiaries

Company	Description
Daishin Forte Alpha Private Fund 30th	Excluded from the consolidation due to disposal of investments
Daishin Forte Alpha Private Fund 31st	Excluded from the consolidation due to disposal of investment
Daishin Forte Alpha Private Fund 32nd	Excluded from the consolidation due to disposal of investments
Daishin Forte Alpha Private Fund 33rd	Excluded from the consolidation due to disposal of investments
Daishin Forte Alpha Private Fund 36th	Excluded from the consolidation due to disposal of investments
Daishin Forte Alpha Private Fund 43rd	Excluded from the consolidation due to disposal of investment
Daishin Forte Alpha Private Fund 44th	Excluded from the consolidation due to disposal of investment
Hyundai Infra Professional Investment Type Private Investment Trust No.5	Included in the consolidation due to gain of control through new investment

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(5) Summarized financial information of subsidiaries and beneficiary certificates

Summarized financial information of subsidiaries and beneficiary certificates as of March 31, 2017 and December 31, 2016, are as follows:

	March 31, 2017
(In millions of won)	Assets	Liabilities	Equity	Revenue	Profit for the period	Total comprehensi- ve income for the period
Company
Leading Insurance Services, Inc.	4,094	545	3,549	3,117	4	(290)
LIG Insurance (China) Co., Ltd.	99,050	58,029	41,021	4,670	246	(2,525)
PT. KB Insurance Indonesia	22,607	8,643	13,964	2,507	263	(727)
KB Claims Survey & Adjusting	23,573	10,437	13,136	26,785	1,561	1,561
KB Sonbo CNS	3,734	3,117	617	8,563	49	49
KB Golden Life Care Co., Ltd.	19,204	108	19,096	79	(388)	(388)
KB HopePartner Private Fund 1st	49,423	5	49,418	645	286	286
Dongbu Private Fund 16th	38,847	22	38,825	480	384	384
Mirae Asset Triumph Private Equity Investment Trust 38th	49,501	8	49,493	364	252	252
Shinhan BNPP Private Fund 42nd	49,475	6	49,469	399	283	283
Hana Landchip Realestate Private Fund 58th	15,162	1	15,161	1,129	(43)	(43)
Hyundai Aviation Private Fund 3rd	18,115	1	18,114	1,883	203	203
Hyundai Power Private Fund 3rd	22,230	140	22,090	317	(1,501)	(1,501)
Hyundai Power Professional Investment Type Private Investment Trust No.4	44,578	30	44,548	4,201	529	529
KB U.S. LongShort Private Securities Fund 1	20,895	6	20,889	2,136	573	573
Hyundai Infra Professional Investment Type Private Investment Trust No.5	48,298	16	48,282	4,149	451	451

	528,786	81,114	447,672	61,424	3,152	(903)

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

	December 31, 2016
(In millions of won)	Assets	Liabilities	Equity	Revenue	Profit for the year	Total comprehensi- ve income for the year
Company
Leading Insurance Services, Inc.	4,425	585	3,840	14,272	(293)	(180)
LIG Insurance (China) Co., Ltd.	103,774	60,228	43,546	50,609	2,024	759
PT. KB Insurance Indonesia	25,858	11,168	14,690	16,110	1,358	2,105
KB Claims Survey & Adjusting	28,313	16,738	11,575	102,753	963	989
KB Sonbo CNS	4,285	3,717	568	33,357	306	306
KB Golden Life Care Co., Ltd.	19,533	49	19,484	12	(227)	(227)
KB HopePartner Private Fund 1st	49,137	5	49,132	2,494	700	700
Daishin Forte Alpha Private Fund 30th	10,085	8	10,077	526	391	391
Daishin Forte Alpha Private Fund 31st	20,239	13	20,226	1,083	766	766
Daishin Forte Alpha Private Fund 32nd	10,043	6	10,037	578	397	397
Daishin Forte Alpha Private Fund 33rd	10,042	6	10,036	561	393	393
Daishin Forte Alpha Private Fund 36th	10,233	5	10,228	604	347	347
Daishin Forte Alpha Private Fund 43rd	10,062	9	10,053	527	324	324
Daishin Forte Alpha Private Fund 44th	10,039	3	10,036	581	326	326
Dongbu Private Fund 16th	39,507	23	39,484	3,638	1,943	1,943
Mirae Asset Triumph Private Fund 38th	49,243	2	49,241	2,315	881	881
Shinhan BNPP Private Fund 42nd	49,187	—	49,187	1,782	766	766
Hana Landchip Realestate Private Fund 58th	16,094	674	15,420	1,867	857	857
Hyundai Aviation Private Fund 3rd	19,779	396	19,383	2,072	1,111	1,111
Hyundai Power Private Fund 3rd	23,699	108	23,591	4,914	1,722	1,754
Hyundai Power Professional Investment Type Private Investment Trust No.4	44,035	15	44,020	4,854	359	359
KB U.S. LongShort Private Securities Fund 1	20,322	6	20,316	1,834	215	215

	577,934	93,764	484,170	247,343	15,629	15,282

(6) Details of non-controlling interests as of March 31, 2017, are as follows:

(In millions of won)	Profit (loss) for the period to non-controlling interests	Accumulated non-controlling interests
PT. KB Insurance Indonesia	79	4,189

	79	4,189

2. Significant Accounting Policies

(1) Basis of Preparation

The Group maintains its accounting records in Korean won and prepares statutory financial statements in the Korean language (Hangul) in accordance with the International Financial Reporting Standards as adopted by the Republic of Korea (Korean IFRS). The accompanying consolidated interim financial statements have been condensed, restructured and translated into English from the Korean language financial statements.

Certain information attached to the Korean language financial statements, but not required for a fair presentation of the Group’s financial position, financial performance or cash flows, is not presented in the accompanying consolidated interim financial statements.

The consolidated interim financial statements of the Group for the three-month period ended March 31, 2017, have been prepared in accordance with Korean IFRS 1034, Interim Financial Reporting. The consolidated interim financial statements have been prepared in accordance with the Korean IFRS which is effective or early adopted as of March 31, 2017.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(2) New and amended standards adopted by the Group

The Group newly applied the following amended standards for the annual period beginning on January 1, 2017, and this application does not have a material impact on the consolidated financial statements.

•	Amendments to Korean IFRS 1007, Statement of Cash Flows

Amendments to Korean IFRS 1007 Statement of Cash flows requires to provide disclosures that enable users of financial statements to evaluate changes in liabilities arising from financing activities, including both changes arising from cash flows and non-cash flows.

•	Amendments to Korean IFRS 1012, Income Tax

Amendments to Korean IFRS 1012 clarify how to account for deferred tax assets related to debt instruments measured at fair value. Korean IFRS 1012 provides requirements on the recognition and measurement of current or deferred tax liabilities or assets. The amendments issued clarify the requirements on recognition of deferred tax assets for unrealized losses, to address diversity in practice.

•	Amendments to Korean IFRS 1112, Disclosure of Interests in Other Entities

Amendments to Korean IFRS 1112 clarifies that the disclosure requirements in Korean IFRS 1112 apply to an entity’s interests in other entities when those interests are classified as held for sale or discontinued operations in accordance with Korean IFRS 1105 Non-current Assets Held for Sale or Discontinued Operations.

(3) New and amended standards not adopted by the Group

New standards and interpretations issued, but not effective for the financial year beginning January 1, 2017, and not early adopted by the Group are enumerated below

•	Amendments to Korean IFRS 1028 Investments in Associates and Joint Ventures

Amendments to Korean IFRS 1028 clarifies that a venture capital organization or a mutual fund, and similar entities may elect, at initial recognition, to measure investments in an associate or joint venture at fair value through profit or loss separately for each associate or joint venture. This amendment is effective for annual periods beginning on or after January 1, 2018, with early application permitted. Since the Group is not a venture capital organization or a similar entity, the Group is not exempt from applying the equity method and thus the Group does not expect the amendments to have a significant impact on the consolidated financial statements.

•	Amendments to Korean IFRS 1102, Share-based Payment

Amendments to Korean IFRS 1102 clarifies accounting for a modification to the terms and conditions of a share-based payment that changes the classification of the transaction from cash-settled to equity-settled. And also, clarifies that the measurement approach should treat the terms and conditions of a cash-settled award in the same way as for an equity-settled award. This amendment will be effective for annual periods beginning on or after January 1. 2018 with early adoption permitted. The Group does not expect the amendments to have a significant impact on the consolidated financial statements.

•	Enactments of Korean IFRIC 2122, Foreign Currency Transactions and Advance Consideration

According to the enacted interpretation, the date of the transaction for the purpose of determining the exchange rate to use on initial recognition of the related asset, expense or income (or part of it) is the date on which an entity initially recognizes the non-monetary asset or non-monetary liability arising from the prepayment or receipt of advance consideration. In case there are multiple payments or receipts in advance, the entity should determine a date of the transaction for each payment or receipt of advance consideration.

This enactments will be effective for annual periods beginning on or after January 1. 2018 with early adoption permitted. The Group does not expect the enactment to have a significant impact on the consolidated financial statements.

•	Korean IFRS 1109, Financial Instruments

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

The new standard for financial instruments issued on September 25, 2015 is effective for annual periods beginning on or after January 1, 2018 with early application permitted. This standard will replace Korean IFRS 1039 Financial Instruments: Recognition and Measurement. The Group will apply the standards for annual periods beginning on or after January 1, 2018.

The standard requires retrospective application with some exceptions. For example, the entity is not required to restate prior periods in relation to classification, measurement and impairment of financial instruments. The standard requires prospective application of its hedge accounting requirements for all hedging relationships except the accounting for time value of options and other exceptions.

Korean IFRS 1109 Financial Instruments requires all financial assets to be classified and measured on the basis of the entity’s business model for managing financial assets and the contractual cash flow characteristics of the financial assets. A new impairment model, an expected credit loss model, is introduced and any subsequent changes in expected credit losses will be recognized in profit or loss. Also, hedge accounting rules amended to extend the hedging relationship, which consists only of eligible hedging instruments and hedged items, qualifies for hedge accounting.

An effective implementation of Korean IFRS 1109 requires preparation processes including financial impact assessment, accounting policy establishment, accounting system development and the system stabilization. The impact on the Group’s financial statements due to the application of the standard is dependent on judgements made in applying the standard, financial instruments held by the Group and macroeconomic variables.

Within the Group, Korean IFRS 1109 Task Force Team (‘TFT’) has been set up to prepare for implementation of Korean IFRS 1109 since October, 2015. The Group has been implementing Korean IFRS 1109 through three stages as shown in the following table: Stage 1 (effect analysis), Stage 2 (design and implementation), and Stage 3 (preparation of application). The Group is analyzing the financial impacts of Korean IFRS 1109 on its financial statements.

Stage	Period	Process

1	From Oct. to Dec. 2015 (for 3 months)	Analysis of GAAP differences and development of methodology

2	From Jan. to Dec. 2016 (for 12 months)	Development of methodology, definition of business requirement, and the system development

3	From Jan. 2017 to Mar. 2018 (for 15 months)	System test and preparation for opening balances of the financial statements

The following areas are likely to be affected in general.

(a) Classification and Measurement of Financial Assets

When implementing Korean IFRS 1109, the classification of financial assets will be driven by the Group’s business model for managing the financial assets and contractual terms of cash flow. The following table shows the classification of financial assets measured subsequently at amortized cost, at fair value through other comprehensive income and at fair value through profit or loss. If a hybrid contract contains a host that is a financial asset, the classification of the hybrid contract shall be determined for the entire contract without separating the embedded derivative.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

Business model	Contractual cash flows characteristics

	Solely represent payments of principal and interest	All other
Hold the financial asset for the collection of the contractual cash flows	Measured at amortized cost[1]	Recognized at fair value through profit or loss[2]
Hold the financial asset for the collection of the contractual cash flows and trading	Measured at fair value through other comprehensive income[1]
Hold for trading and others	Measured at fair value through profit or loss

[1]	A designation at fair value through profit or loss is allowed only if such designation mitigates an accounting mismatch (irrevocable).
[2]	A designation at fair value through other comprehensive income is allowed only if the financial instrument is the equity investment that is not held for trading (irrevocable).

With the implementation of Korean IFRS 1109, the criteria to classify the financial assets at amortized cost or at fair value through other comprehensive income are more strictly applied than the criteria applied with Korean IFRS 1039. Accordingly, the financial assets at fair value through profit or loss may increase by implementing Korean IFRS 1109 and may result an extended fluctuation in profit or loss.

(b) Classification and Measurement of Financial Liabilities

Korean IFRS 1109 requires the amount of the change in the liability’s fair value attributable to changes in the credit risk to be recognized in other comprehensive income, unless this treatment of the credit risk component creates or enlarges a measurement mismatch. Amounts presented in other comprehensive income are not subsequently transferred to profit or loss.

Under Korean IFRS 1039, all financial liabilities designated at fair value through profit or loss recognized their fair value movements in profit or loss. However, under Korean IFRS 1109, certain fair value movements will be recognized in other comprehensive income and as a result, profit or loss from fair value movements may decrease.

(c) Impairment: Financial Assets and Contract Assets

Korean IFRS 1109 sets out a new forward looking ‘expected credit loss impairment model’ which replaces the incurred loss model under Korean IFRS 1039 that impaired asset if there is objective evidence and applies to:

•	Financial assets measured at amortized cost,

•	Debt investments measured at fair value through other comprehensive income, and

•	Certain loan commitments and financial guaranteed contracts.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

Under Korean IFRS 1109, a credit event (or impairment ‘trigger’) no longer has to occur before credit losses are recognized. The Group will always recognize (at a minimum) 12-month expected credit losses in profit or loss. Lifetime expected losses will be recognized on assets for which there is a significant increase in credit risk after initial recognition.

	Stage	Loss allowance

1	No significant increase in credit risk after initial recognition[1]	12-month expected credit losses: expected credit losses that result from those default events on the financial instrument that are possible within 12 months after the reporting date

2	Significant increase in credit risk after initial recognition	Lifetime expected credit losses: expected credit losses that result from all possible default events over the life of the financial instrument
3	Objective evidence of impairment

[1]	If the financial instrument has low credit risk at the end of the reporting period, the Group may assume that the credit risk has not increased significantly since initial recognition.

Under Korean IFRS 1109, the asset that is credit-impaired at initial recognition would recognize all changes in lifetime expected losses since the initial recognition as a loss allowance with any changes recognized in profit or loss.

(d) Hedge Accounting

Hedge accounting mechanics (fair value hedges, cash flow hedges and hedge of net investments in a foreign operations) required by Korean IFRS 1039 remains unchanged in Korean IFRS 1109, however, the new hedge accounting rules will align the accounting for hedging instruments more closely with the Group’s risk management practices. As a general rule, more hedge relationships might be eligible for hedge accounting, as the standard introduces a more principles-based approach. Korean IFRS 1109 allows more hedging instruments and hedged items to qualify for hedge accounting, and relaxes the hedge accounting requirement by removing two hedge effectiveness tests that are a prospective test to ensure that the hedging relationship is expected to be highly effective and a quantitative retrospective test (within range of 80-125%) to ensure that the hedging relationship has been highly effective throughout the reporting period.

With implementation of Korean IFRS 1109, volatility in profit or loss may be reduced as some items that were not eligible as hedged items or hedging instruments under Korean IFRS 1039 are now eligible under Korean IFRS 1109.

•	Korean IFRS 1115, Revenue from Contracts with Customers

Korean IFRS 1115 Revenue from Contracts with Customers issued on November 6, 2015 replaces Korean IFRS 1018 Revenue, Korean IFRS 1011 Construction Contracts, Interpretation 2031 Revenue-Barter Transactions Involving Advertising Services, Interpretation 2113 Customer Loyalty Programs, Interpretation 2115 Agreements for the Construction of Real Estate and Interpretation 2118 Transfers of assets from customers.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

Korean IFRS 1018 and other, the current standard, provide revenue recognition criteria by type of transactions; such as, sales goods, the rendering of services, interest income, royalty income, dividend income, and construction contracts. However, Korean IFRS 1115, the new standard, is based on the principle that revenue is recognized when control of a good or service transfers to a customer – so the notion of control replaces the existing notion of risks and rewards. A new five-step process must be applied before revenue from contract with customer can be recognized:

•	Identify contracts with customers

•	Identify the separate performance obligation

•	Determine the transaction price of the contract

•	Allocate the transaction price to each of the separate performance obligations, and

•	Recognize the revenue as each performance obligation is satisfied.

This enactment is effective for annual periods beginning on or after January 1. 2018, with early adoption permitted. The Group is analyzing financial impacts of Korean IFRS 1115 on its consolidated financial statements.

(4) Accounting policies

The significant accounting policies and calculation methods applied in the preparation of these consolidated interim financial statements have been consistently applied to all periods presented, except for the impact of changes due to enactment of new standards, amendments and interpretations disclosed in Note 2.1. and the following paragraph.

(a) Income tax expenses for the interim period

Income tax expense for the interim period is measured by expected average annual income tax rate applicable on expected total annual income.

3. Significant Accounting Estimates and Assumptions

The Group assumes and estimates about its future events. Assumptions and estimates are assessed regularly given the future events reasonably foreseen by past experience and current situation. The estimates may be different from actual results.

The significant accounting estimates and assumptions applied in the preparation of these consolidated interim financial statements have been consistently applied to all periods presented, except for the estimates in measuring income tax expenses.

4. Financial risk management

The financial risks that the Group is exposed to are market risk (currency exchange risk, interest risk of fair value, interest risk of cash flow, price risk), credit risk, liquidity risk and others.

As consolidated interim financial statements do not include all the disclosures of financial risk management required at consolidated annual financial statements, please refer to consolidated financial statements as of December 31, 2016.

There has been no material change in risk management department and risk management policy of the Group after December 31, 2016

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

5. Measurement of fair value of financial instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The best estimate of the fair value of financial instruments is the quoted price in the active market. The Group believes that the fair value and its measurement method of financial instruments is appropriate and reasonable, however, it may be changed under another measurement method or assumption. As various methods have been adopted to calculate fair value of financial instruments and a number of assumptions have been made, it is hard to reasonably compare the fair values of financial instruments measured by different financial institutions.

(1) Financial instruments measured at amortized costs

(a) The method of measuring fair value of financial instruments measured at amortized cost is as follows:

Accounts	Methodology

Cash and cash equivalents	The difference between carrying amount and fair value of cash and cash equivalents is not significant, so carrying amount is recognized as the fair value.

Loans and other receivables	Fair value of loans is measured by the present value of the amount expected to receive. Expected cash flow is discounted using the interest rate considering current market interest rate and credit spread.

Held-to-maturity financial assets	The average price provided by the KIS bond valuation Inc. and NICE P&I Inc. is used as the fair value.

Other financial liabilities	The difference between carrying value and fair value of other financial liabilities is not significant so the carrying value is recognized as the fair value.

(b) The carrying value and the fair value of financial instruments measured at amortized cost as of March 31, 2017 and December 31, 2016, are as follows:

	March 31, 2017		December 31, 2016
(In millions of won)	Carrying value	Fair value	Carrying value	Fair value
Financial assets
Cash and cash equivalents	547,889	547,889	834,678	834,678
Held-to-maturity financial assets	4,621,482	4,616,379	3,546,091	3,641,640
Loans	6,591,408	6,604,530	6,828,087	6,849,850
Other receivables	767,226	767,458	733,382	732,892

	12,528,005	12,536,256	11,942,238	12,059,060

Financial liabilities
Other financial liabilities	625,848	625,382	531,271	531,271

(2) Financial instruments measured at the fair value

The Group classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

(i) Level 1: Financial instruments measured at quoted prices in active markets for identical instruments are classified as level 1.

(ii) Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

(iii) Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(a) As of March 31, 2017 and December 31, 2016, the level of the fair value hierarchy within which the fair value measurement was categorized as follows:

	March 31, 2017
(In millions of won)	Level 1	Level 2	Level 3	Total
Financial assets
Financial assets at fair value through profit or loss
Trading assets	25,247	502,256	524	528,027
Financial assets designated at fair value through profit or loss	—	43,261	524,380	567,641

	25,247	545,517	524,904	1,095,668

Available-for-sale financial assets [1]	474,868	6,542,968	2,162,826	9,180,662
Hedging derivative assets	—	138,708	—	138,708

	500,115	7,227,193	2,687,730	10,415,038

Financial liabilities
Financial liabilities designated at fair value through profit or loss	—	—	1	1
Hedging derivative liabilities	—	5,865	—	5,865

	—	5,865	1	5,866

[1]	Available-for-sale financial assets that are measured at acquisition cost due to the inability to measure the reliable fair value are excluded.

	December 31, 2016
(In millions of won)	Level 1	Level 2	Level 3	Total
Financial assets
Financial assets at fair value through profit or loss
Trading assets	245,268	404,337	317	649,922
Financial assets designated at fair value through profit or loss	—	43,114	597,823	640,937

	245,268	447,451	598,140	1,290,859

Available-for-sale financial assets[1]	631,006	6,835,131	2,137,296	9,603,433
Hedging derivative assets	—	6,145	—	6,145

	876,274	7,288,727	2,735,436	10,900,437

Financial liabilities
Financial liabilities designated at fair value through profit or loss	1,068	8,320	3	9,391
Hedging derivative liabilities	—	147,320	—	147,320

	1,068	155,640	3	156,711

[1]	Available-for-sale financial assets that are measured at acquisition cost due to the inability to measure the reliable fair value are excluded.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(b) The fair value hierarchy of financial instruments which are not measured at fair value but disclosed in the financial statements as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017
	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	—	547,889	—	547,889
Held to maturity financial assets	2,673,394	1,940,806	2,179	4,616,379
Loans	—	308,808	6,295,722	6,604,530
Other receivables	—	46,215	721,243	767,458

	2,673,394	2,843,718	7,019,144	12,536,256

Financial liabilities
Other financial liabilities	—	—	625,382	625,382

(In millions of won)	December 31, 2016
	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	—	834,678	—	834,678
Held to maturity financial assets	2,369,929	1,269,286	2,425	3,641,640
Loans	—	331,492	6,518,358	6,849,850
Other receivables	—	50,266	682,626	732,892

	2,369,929	2,485,722	7,203,409	12,059,060

Financial liabilities
Other financial liabilities	—	—	531,271	531,271

(3) Financial instruments that are measured at acquisition cost due to inability to measure the reliable fair value as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of Korean won)	March 31, 2017	December 31, 2016
Available-for-sale financial assets	5,400	5,421

(4) There was no transfer between level 1 and level 2 for the three-month period ended March 31, 2017 and 2016.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(5) Valuation techniques and inputs used in measuring fair value of financial instruments classified as level 2 as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017
	Fair value	Valuation techniques	Inputs
Financial assets
Trading assets	502,256	Discounted cash flow, option pricing model	Price of underlying assets, discount rate, volatility
Financial assets designated at fair value through profit or loss	43,261	Discounted cash flow, option pricing model	Price of underlying assets, discount rate, volatility
Available-for-sale financial assets[1]	6,542,968	Discounted cash flow, option pricing model, net asset value	Price of underlying assets, discount rate, volatility
Hedging derivatives	138,708	Discounted cash flow	Discount rate, foreign exchange rate

	7,227,193

Financial liabilities
Hedging derivatives	5,865	Discounted cash flow	Discount rate, foreign exchange rate

	5,865

[1]	Valuation inputs to measure the fair values of beneficiary certificates are not disclosed as they are based on prices quoted by asset management companies.

(In millions of won)	December 31, 2016
	Fair value	Valuation techniques	Inputs
Financial assets
Trading assets	404,337	Discounted cash flow, option pricing model	Price of underlying assets, discount rate, volatility
Financial assets designated at fair value through profit or loss	43,114	Discounted cash flow, option pricing model	Price of underlying assets, discount rate, volatility
Available-for-sale financial assets[1]	6,835,131	Discounted cash flow, option pricing model, net asset value	Discount rate
Hedging derivatives	6,145	Discounted cash flow	Discount rate, foreign exchange rate

	7,288,727

Financial liabilities
Financial liabilities designated at fair value through profit or loss	8,320	Discounted cash flow	Discount rate, foreign exchange rate
Hedging derivatives	147,320	Discounted cash flow	Discount rate, foreign exchange rate

	155,640

[1]	Valuation inputs to measure the fair values of beneficiary certificates are not disclosed as they are based on prices quoted by asset management companies

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(6) Disclosure about financial instruments classified as level 3

(a) Changes in level 3 of the fair value hierarchy for the three-month periods ended March 31, 2017 and 2016, are as follows:

	2017
(In millions of won)	Trading assets	Financial assets designated at fair value through profit or loss	Available-for- sale financial assets	Financial liabilities at fair value through profit or loss
Beginning balance	317	597,823	2,137,296	3
Total income (loss)
Profit or loss	207	(25,629)	(16,456)	(2)
Other comprehensive income	—	—	1,328	—
Purchase	—	22,660	254,969	—
Settlement	—	(70,474)	(37,471)	—
Transfers out of level 3 [1]	—	—	(176,840)	—

	524	524,380	2,162,826	1

[1]	Amounts transferred out of level 3 due to the changes in valuation methods used for measuring beneficiary certificates’ asset portfolio

	2016
(In millions of won)	Trading assets	Financial assets designated at fair value through profit or loss	Available-for- sale financial assets	Financial liabilities at fair value through profit or loss
Beginning balance	30,074	519,090	1,575,533	1,431
Total income (loss)
Profit or loss	186	(1,261)	(5,706)	(1,253)
Other comprehensive income	—	—	1,505	—
Purchase	—	59,310	143,253	—
Settlement	—	—	(36,010)	—

	30,260	577,139	1,678,575	178

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(b) Unobservable inputs

Information about significant unobservable inputs in measuring financial instruments categorized as level 3 as of March 31, 2017 and December 31, 2016, are as follows:

	March 31, 2017
(In millions of won)	Fair value	Valuation techniques	Significant unobservable input	Range of estimates for unobservable input (%)	Fair value measurement sensitivity to unobservable input
Financial assets
Trading assets	524	Discounted cash flow, option pricing model	The volatility of the underlying asset	26.44	A significant increase in volatility would result in a greater change in fair value
			Correlations	16.54	A significant increase in correlations would result in a greater change in fair value
Financial assets designated at fair value through profit or loss	524,380	Discounted cash flow, option pricing model	The volatility of the underlying asset	26.44~37.35	A significant increase in volatility would result in a greater change in fair value
			Correlations	16.54~90	A significant increase in correlations would result in a greater change in fair value
			Recovery rate	40	A significant increase in recovery rate would result in a higher fair value.
Available-for-sale financial assets[1]	2,162,826	Discounted cash flow, option pricing model, net asset method	Discount rate	6.76~14.39	A significant increase in discount rate would result in a lower fair value.
			Growth rate	0.00~6.5	A significant increase in growth rate would result in a higher fair value
			The volatility of the underlying asset	22.41~37.35	A significant increase in volatility would result in a greater change in fair value
			Correlations	82.00~82.26	A significant increase in correlations would result in a greater change in fair value

	2,687,730

Financial liabilities
Financial liabilities at fair value through profit or loss	1	Option pricing model	The volatility of the underlying asset	24.3~24.7	A significant increase in volatility would result in a greater change in fair value

[1]	Valuation inputs to measure the fair values of beneficiary certificates are not disclosed as they are based on prices quoted by asset management companies.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

	December 31, 2016
(In millions of won)	Fair value	Valuation techniques	Significant unobservable input	Range of estimates for unobservable input (%)	Fair value measurement sensitivity to unobservable input
Financial assets
Trading assets	317	Discounted cash flow, option pricing model	The volatility of the underlying asset	31.579	A significant increase in volatility would result in a greater change in fair value.
			Correlations	8.6	A significant increase in correlations would result in a greater change in fair value.
Financial assets designated at fair value through profit or loss	597,823	Discounted cash flow, option pricing model	The volatility of the underlying asset	5.84~40.8	A significant increase in volatility would result in a greater change in fair value.
			Correlations	8.6~90.00	A significant increase in correlations would result in a greater change in fair value.
			Recovery rate	40	A significant increase in recovery rate would result in a higher fair value.
Available-for-sale financial assets[1]	2,137,296	Discounted cash flow, option pricing model, net asset method	Discount rate	6.76~14.39	A significant increase in discount rate would result in a lower fair value.
			Growth rate	0.00~6.5	A significant increase in growth rate would result in a higher fair value
			The volatility of the underlying asset	23.82~40.8	A significant increase in volatility would result in a greater change in fair value.
			Correlations	85.24~89.38	A significant increase in correlations would result in a greater change in fair value.

	2,735,436

Financial liabilities
Financial liabilities at fair value through profit or loss	3	Option pricing model	The volatility of the underlying asset	27~37.95	A significant increase in volatility would result in a greater change in fair value.

[1]	Valuation inputs to measure the fair values of beneficiary certificates are not disclosed as they are based on prices quoted by asset management companies.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(c) Sensitivity to changes in unobservable inputs.

Sensitive analysis of changes in unobservable inputs as of March 31, 2017 and December 31, 2016, are as follows:

	March 31, 2017
	Favorable change		Unfavorable change
(In millions of won)	Profit or loss	Other comprehensive income	Profit or loss	Other comprehensive income
Financial Assets
Financial assets at fair value through profit or loss [1]	2,271	—	(1,753)	—
Available-for-sale financial assets [2]	—	3,080	—	(2,470)

	2,271	3,080	(1,753)	(2,470)

[1]	Based on increase or decrease in volatility of underlying assets (1%), correlation (1% or 10%) or recovery rate (1%)
[2]	Based on increase or decrease in discount rate (1%), growth rate (10%), correlation (10%), or volatility of underlying assets (1%).

	December 31, 2016
	Favorable change		Unfavorable change
(In millions of won)	Profit or loss	Other comprehensive income	Profit or loss	Other comprehensive income
Financial Assets
Financial assets at fair value through profit or loss [1]	2,408	—	(2,357)	—
Available-for-sale financial assets [2]	—	3,078	—	(2,644)

	2,408	3,078	(2,357)	(2,644)

[1]	Based on increase or decrease in volatility of underlying assets (1%), correlation (1% or 10%) or recovery rate (1%)
[2]	Based on increase or decrease in discount rate (1%), growth rate (10%), correlation (10%), or volatility of underlying assets (1%).

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(7) Offsetting financial assets and financial liabilities

Details of financial assets and financial liabilities subject to offsetting, enforceable master netting agreements and similar agreements as of March 31, 2017 and December 31, 2016, are as follows:

	March 31, 2017
	Financial	Offsetting financial	Financial assets and	Amount not offsetting in the statements of financial position
(In millions of won)	assets and liabilities recognized	assets and liabilities recognized	liabilities recognized after offset	Financial instruments	Cash collateral received	Net amounts
Financial assets
Financial assets at fair value through profit or loss	13,675	—	13,675	—	—	13,675
Hedging derivative	138,708	—	138,708	(5,865)	—	132,843

	152,383	—	152,383	(5,865)	—	146,518

Financial liabilities
Hedging derivative	5,865	—	5,865	(5,865)	—	—

	5,865	—	5,865	(5,865)	—	—

	December 31, 2016
	Financial	Offsetting financial	Financial assets and	Amount not offsetting in the statements of financial position
(In millions of won)	assets and liabilities recognized	assets and liabilities recognized	liabilities recognized after offset	Financial instruments	Cash collateral received	Net amounts
Financial assets
Financial assets at fair value through profit or loss	56	—	56	(56)	—	—
Hedging derivatives	6,145	—	6,145	(6,145)	—	—

	6,201	—	6,201	(6,201)	—	—

Financial liabilities
Financial liabilities at fair value through profit or loss	8,320	—	8,320	(56)	—	8,264
Hedging derivatives	147,320	—	147,320	(6,145)	—	141,175

	155,640	—	155,640	(6,201)	—	149,439

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

6. Profit or loss and other comprehensive income of financial instruments

Profit or loss and other comprehensive income of financial instruments by categories for the three-month periods ended March 31, 2017 and 2016, are as follows:

	2017
	Profit or loss
(In millions of won)	Interest income (expense)		Dividend income	Gain (loss) on disposal	Gain (loss) on valuation	Impairment loss	Foreign currency transaction gain (loss)	Fees and commissi- on income (expense)	Total	Other comprehe- nsive income
Cash and cash equivalents	~~W~~	674	—	—	—	—	(1,852)	—	(1,178)	—

Trading assets		2,909	—	5,373	21,816	—	(3,067)	—	27,031	—

Financial assets designated at fair value through profit or loss		7,516	—	(3,111)	1,991	—	(24,831)	(572)	(19,007)	—
Available-for-sale financial assets		57,183	19,729	25,423	—	(1,596)	(276,845)	114	(175,992)	4,065
Held-to-maturity financial assets		28,322	—	—	—	—	(25,230)	—	3,092	—

Hedging derivatives		—	—	44,487	259,609	—	—	—	304,095	702

Loans and other receivables		71,361	—	—	—	(4,751)	(4,299)	894	63,205	—

Financial liabilities		(174)	—	—	—	—	—	—	(174)	—

		167,791	19,729	72,172	283,416	(6,347)	(336,124)	436	201,073	4,767

	2016[1]
	Profit or loss
(In millions of won)	Interest income (expense)		Dividend income	Gain (loss) on disposal	Gain (loss) on valuation	Impairment loss	Foreign currency transaction gain (loss)	Fees and commissi- on income (expense )	Total	Other comprehe- nsive income
Cash and cash equivalents	~~W~~	914	—	—	—	—	(165)	—	749	—

Trading assets		1,866	34	662	9,528	—	(1,602)	—	10,488	—

Financial assets designated at fair value through profit or loss		3,883	—	—	5,083	—	(4,270)	(630)	4,066	—
Available-for-sale financial assets		59,728	18,023	22,885	—	(9,879)	(55,209)	99	35,647	115,872
Held-to-maturity financial assets		18,412	—	—	—	—	(762)	—	17,650	—

Hedging derivatives		—	—	(13,123)	68,030	—	—	—	54,907	266

Loans and other receivables		74,891	—	—	—	(7,710)	222	639	68,042	—
Financial liabilities measured at amortized cost		(103)	—	—	—	—	796	—	693	—

	~~W~~	159,591	18,057	10,424	82,641	(17,589)	(60,990)	108	192,242	116,138

[1]	Amounts after reclassifying profit of LIG Investment & Securities Co., Ltd., which is classified as disposal group held for sale, to profit for the year from discontinued operations.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

7. Cash and cash equivalents

Cash and cash equivalents as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Cash	8	8
Checking account	897	975
Demand deposits	53,066	44,320
Deposit money	11,032	11,000
Deposits in foreign currency	72,697	60,916
Others	410,189	717,459

	547,889	834,678

8. Financial assets at fair value through profit or loss

(1) Trading assets

Trading assets as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Equity securities[1]
Stocks	497	2,033
Debt securities[2]
Government and public bonds	96,508	237,826
Bank debenture	19,982	—
Special bonds	30,007	31,979
Beneficiary certificates[3]
Debt type	24	15,029
Others	200,088	240,138
Securities in foreign currency2 3
Stocks	228	214
Debt securities	130,529	86,450
Beneficiary certificates	34,183	34,765
Trading derivatives[5]	15,981	1,489

	649,923	649,923

[1]	Fair values of listed securities are closing prices in the stock market at the end of reporting period.
[2]	Fair values of debt securities are the average of valuation prices provided by the KIS bond valuation Inc. and NICE P&I Inc.
[3]	Fair values of beneficiary certificates are based on prices quoted by asset management companies
[4]	Fair values of other financial instruments are the average of valuation prices provided by the KIS bond valuation Inc. and NICE P&I Inc.
[5]	Fair values of trading derivatives are the average of valuation prices provided by the KIS bond valuation Inc. and NICE P&I Inc.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(2) Financial assets designated at fair value through profit or loss

Financial assets designated at fair value through profit or loss as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Securities in foreign currency[1]
Hybrid securities	252,899	249,159
Others	57,530	61,679
Other securities[1]
Equity Linked Bonds (ELB)	—	20,455
Derivative Linked Securities (DLS)	149,463	179,108
Derivative Linked Bonds (DLB)	43,262	66,031
Others	64,487	64,505

	567,641	640,937

[1]	Fair values of securities of foreign currencies and other securities are the average of valuation prices provided by the KIS bond valuation Inc. and NICE P&I Inc.

Financial assets above are the hybrid financial instrument that includes one or more embedded derivatives. The Group designates the entire instrument at fair value through profit or loss.

9. Available-for-sale financial assets

Available-for-sale financial assets as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Equity securities[1]
Listed equity securities	77,432	67,598
Unlisted equity securities	75,974	75,805
Investments in partnerships	182,075	188,126

	335,481	331,529

Debt securities[2]
Government and public bonds	261,273	413,370
Special bonds	1,097,219	1,219,082
Bank debenture	622,788	649,067
Corporate bonds	1,304,119	1,361,001

	3,285,399	3,642,520

Beneficiary certificates[3]
Debt type	50,578	50,387
Stock type	96,203	149,800
Mixed type	59,161	53,976
Others	1,586,561	1,379,422

	1,792,503	1,633,585

Securities in foreign currency[4]
Stock	—	3,731
Investments in partnerships	83,796	89,104
Debt securities	2,560,375	2,927,219
Others	891,327	803,486

	3,535,498	3,823,540

Other securities[5]
Others	237,181	177,680

	9,186,062	9,608,854

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

[1]	Fair values of listed securities are quoted closing prices of the stock market at the end of reporting period. Except for those that are unable to reliably measure the fair values and therefore are assessed at their acquisition costs, the fair values of unlisted securities and investments are determined based on the Korea Asset Pricing, KIS bond valuation Inc. or NICE P&I Inc.
[2]	Available-for-sales debt securities’ fair values are the average of valuation prices provided by the KIS bond valuation Inc. and NICE P&I Inc.
[3]	Fair values of beneficiary certificates are based on prices quoted by asset management companies or valuation prices of independent valuation companies.
[4]	Fair values of investments in partnerships are measured by net asset value. Debt securities’ fair value is the average of valuation prices provided by the KIS bond valuation Inc. and NICE P&I Inc. Debt securities owned by the U.S branch is the posted price or valuation price by independent valuation companies.
[5]	Fair values of other securities are measured based on posted prices, valuation prices by independent valuation companies or based on prices quoted by asset management companies.

10. Held-to-maturity financial assets

Held-to-maturity financial assets as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Debt securities
Government and public bonds	2,662,961	2,292,686
Special bonds	1,309,598	1,009,656
Bank debenture	59,334	59,312
Corporate bonds	40,000	40,000
Securities in foreign currency
Bank debenture	549,589	144,437

	4,621,482	3,546,091

11. Loans and other receivables

(1) Loans and other receivables as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Loans
Call loans	410	340
Policy loans	1,802,296	1,753,196
Loans secured by real estate	2,371,222	2,479,737
Unsecured loans	259,956	271,155
Loans secured by third party guarantees	26,567	27,371
Other loans	2,178,331	2,341,834
Deferred loan origination fees and costs	12,532	13,289
Allowance for credit loss	(59,906)	(58,835)

	6,591,408	6,828,087

Other receivables
Due from banks	114,049	138,300
Insurance accounts receivables	306,133	309,581
Accounts receivables	159,401	87,712
Accrued revenue	116,108	123,306
Notes receivables	159	285
Guarantee deposits	86,713	88,911
Deposits in court	7,397	6,977
Present value discount	(1,441)	(1,515)
Allowance for credit loss	(21,293)	(20,175)

	767,226	733,382

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(2) Due from banks as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Deposit money	30,689	32,599
Derivatives margin account	444	18,985
Specific deposits	64	64
Due from banks	82,852	86,652

	114,049	138,300

(3) Restricted due from banks as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016	Descriptions
Derivatives margin account	444	18,985	Exchange traded derivatives margin account
Specific deposits	64	64	Deposits for the opening checking accounts

Time deposits in foreign currency and others	8,155	8,708	Deposits for operation and others

	8,663	27,757

(4) Insurance accounts receivables as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Insurance receivable	62,169	55,995
Due from agents	6,049	7,113
Co-insurance receivable	15,517	15,506
Receivables related to agency business	20,667	17,996
Reinsurance accounts receivable	94,385	106,732
Overseas reinsurance premiums receivable	105,835	104,753
Deposits on reinsurance treaty ceded	1,511	1,486

	306,133	309,581

(5) Changes in allowance of credit loss of the loans and other receivables for the three-month periods ended March 31, 2017 and 2016, are as follows:

	2017				2016
(In millions of won)	Loans		Other Receivables	Total	Loans	Other Receivables	Total
Beginning balance	~~W~~	58,835	20,175	79,010	31,156	17,439	48,595
Increase
Impairment loss		3,518	1,305	4,823	7,439	271	7,710
Recoveries from written-off loans		289	—	289	214	—	214
Decrease
Reversal		—	72	72	—	1	1
Written-offs		3,008	115	3,123	1,235	69	1,304
Others		(272)	—	(272)	(302)	—	(302)

Ending balance	~~W~~	59,906	21,293	81,199	37,876	17,640	55,516

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(6) Changes in deferred loan origination fees and costs for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Beginning balance	13,289	17,306
Increase	(227)	2,501
Decrease	(530)	(2,481)

Ending balance	12,532	17,326

12. Derivatives

(1) The notional amounts of derivatives as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Trading
Currency forwards	270,751	338,811
Currency swaps	44,644	48,340
Other	6,593	6,593

	321,988	393,744

Fair value hedge
Currency forwards	2,386,950	2,770,043

	2,386,950	2,770,043

Cash flow hedge
Currency swaps	1,444,612	891,937
Interest rate swaps	58,595	63,446

	1,503,207	955,383

(2) Fair value of derivative instruments as of March 31, 2017 and December 31, 2016, are as follows:

	March 31, 2017		December 31, 2016
(In millions of won)	Assets	Liabilities	Assets	Liabilities
Trading
Currency forwards	12,602	—	1,172	8,436
Currency swaps	2,855	—	—	952
Other	524	1	317	3

	15,981	1	1,489	9,391

Hedge
Currency forwards	91,265	3,329	6,135	92,335
Currency swaps	47,439	2,079	(55)	54,557
Interest rate swaps	4	457	65	428

	138,708	5,865	6,145	147,320

	154,689	5,866	7,634	156,711

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(3) Gains and losses on valuation of derivatives for the three-month periods ended March 31, 2017 and 2016, are as follows:

	2017		2016
(In millions of won)	Gain	Loss	Gain	Loss
Profit or loss
Currency forwards	179,788	169	71,602	134
Currency swaps	101,322	76	2,221	—
Stock related	—	—	668	284
Interest related	16	—	37	25
Other	207	—	1,258	—
Credit risk adjustment	5	82	11	46

	281,338	327	75,797	489

Accumulated other comprehensive income
Currency swaps	2,078	1,307	(323)	177
Interest related	(47)	22	766	—

	2,031	1,329	443	177

	283,369	1,656	76,240	666

(4) Hedge accounting

(a) At the end of reporting period, in order to mitigate the risk of change in fair value and risk of change in cash flows of foreign currency bonds caused by changes in exchange rate and interest rate, the Group entered into a currency forward and currency swap contract.

(b) Fair value hedge

Details of valuation gains or losses in fair value hedge accounting for the three-month periods ended March 31, 2017 and 2016, are as follows:

	2017		2016
(In millions of won)	Gain	Loss	Gain	Loss
Hedging instrument
Currency forwards	162,411	169	65,973	134
Currency swaps	—	—	333	—

	162,411	169	66,306	134

Hedged item
Financial assets at fair value through profit or loss	21	583	—	2,588
Available-for-sale financial assets	137	159,995	134	62,676
Held-to-maturity financial assets	—	—	—	709
Loans	—	—	—	333
Others receivables	11	1,834	—	—

	169	162,412	134	66,306

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(c) Cash flow hedge

①	Details of expected cash flow of cash flow hedge accounting as of March 31, 2017 and December 31, 2016, are as follows:

	March 31, 2017
(In millions of won)	1 month or less	3 months or less	1 year or less	5 years or less	Total
Cash flow of derivatives settled in net amounts	60	32	120	(701)	(489)
Cash inflow of derivatives settled in gross amounts	5,088	56,004	782,400	807,190	1,650,682
Cash outflow of derivatives settled in gross amounts	5,446	54,659	770,958	783,823	1,614,886

	December 31, 2016
(In millions of won)	1 month or less	3 months or less	1 year or less	5 years or less	Total
Cash flow of derivatives settled in net amounts	76	44	421	(746)	(401)
Cash inflow of derivatives settled in gross amounts	2,209	5,345	453,229	462,835	923,618
Cash outflow of derivatives settled in gross amounts	2,472	5,9317	486,277	488,957	983,637

②	Regarding cash flow hedges, the expected maximum period exposed to risk of change in cash flow is up to July 15, 2021. The expected amount of profit or loss on valuation of derivative instruments that will be reclassified from accumulated other comprehensive income to profit or loss within one year upon maturity are ~~W~~3,343 million in profit and ~~W~~1,473 million in loss.

(d) The amounts reclassified from equity to profit or loss and the ineffective portion of the gain or loss on the hedging instrument recognized in profit or loss for the three-month periods ended March 31, 2017 and 2016, are as follows:

	2017		2016
(In millions of won)	Realized	Ineffective	Realized	Ineffective
Currency swaps	92,683	4,663	2,302	(7)

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

13. Reinsurance assets

Changes in reinsurance assets for the three-month periods ended March 31, 2017 and 2016, are as follows:

	2017
(In millions of won)	Beginning balance	Net increase (decrease)[1]	Ending balance
Reserve for outstanding claims
General insurance	440,104	(48,799)	391,305
Automobile insurance	15,904	39	15,943
Long-term insurance	83,938	3,949	87,887

	539,946	(44,811)	495,135

Unearned premium reserve
General insurance	208,014	10,465	218,479
Automobile insurance	17,878	(505)	17,373
Long-term insurance	—	2	2

	225,892	9,962	235,854

Total reinsurance assets	765,838	(34,849)	730,989
Allowance for impairment	919	(181)	738

Total reinsurance assets, net	764,919	(34,668)	730,251

[1]	Gains or losses on foreign currency translation of foreign operations, ~~W~~10,417 million, is included.

	2016
(In millions of won)	Beginning balance	Net increase (decrease)[2]	Ending balance
Reserve for outstanding claims
General insurance	465,338	(16,129)	449,209
Automobile insurance	16,819	(1,420)	15,399
Long-term insurance	62,578	4,344	66,922

	544,735	(13,205)	531,530

Unearned premium reserve
General insurance	214,869	1,616	216,485
Automobile insurance	17,294	999	18,293
Long-term insurance	—	212	212

	232,163	2,827	234,990

Total reinsurance assets	776,898	(10,378)	766,520
Allowance for impairment	664	25	689

Total reinsurance assets, net	776,234	(10,403)	765,831

[1]	Gains or losses on foreign currency translation of foreign operations, ~~W~~4,876 million, is included.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

14. Investment property

(1) Investment property as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Land
Acquisition costs	84,247	84,389
Building
Acquisition costs	240,747	238,079
Accumulated depreciation	(54,369)	(52,876)

	270,625	269,592

(2) Changes in investment property for the three-month periods ended March 31, 2017 and 2016 are as follows:

	2017
(In millions of won)	Beginning balance	Depreciation[1]	Transfer from(to) property and equipment	Ending balance
Land	84,389	—	(142)	84,247
Building	185,203	(1,507)	2,682	186,378

	269,592	(1,507)	2,540	270,625

[1]	Depreciation expenses on investment properties are included in administrative expenses for real estate.

	2016
(In millions of won)	Beginning balance	Depreciation[1]	Transfer from(to) property and equipment	Ending balance
Land	112,197	—	501	112,698
Building	221,539	(2,135)	80,002	299,406

	333,736	(2,135)	80,503	412,104

[1]	Depreciation expenses on investment properties are included in administrative expenses for real estate.

(3) Gain (loss) on investment property

Rent income and expense on investment property for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Rent income	4,322	4,649
Operating expenses related to investment property	1,637	2,941

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

15. Property and equipment

(1) Property and equipment as of March 31, 2017 and December 31, 2016, are as follows:

	March 31, 2017
(In millions of won)	Acquisition costs	Accumulated depreciation	Carrying value
Land	213,611	—	213,611
Building	667,909	160,473	507,436
Structure	24,765	4,788	19,977
Equipment	166,800	124,289	42,511
Vehicles	611	418	193
Others	1,236	739	497
Construction in progress	127	—	127

	1,075,059	290,707	784,352

	December 31, 2016
(In millions of won)	Acquisition costs	Accumulated depreciation	Carrying value
Land	213,469	—	213,469
Building	670,614	156,268	514,346
Structure	24,388	4,407	19,981
Equipment	164,685	121,335	43,350
Vehicles	630	413	217
Others	1,327	844	483
Construction in progress	88	—	88

	1,075,201	283,267	791,934

(2) Changes in the property and equipment for the three-month periods ended March 31, 2017 and 2016, are as follows:

	2017
(In millions of won)	Beginning balance	Acquisition	Disposal	Depreciation [1]	Transfer from(to) investment	Others	Ending balance
Land	213,469	—	—	—	142	—	213,611
Building	514,346	464	(469)	(4,223)	(2,682)	—	507,436
Structure	19,981	355	—	(380)	—	21	19,977
Equipment	43,350	2,390	—	(3,196)	—	(33)	42,511
Vehicles	217	—	—	(14)	—	(10)	193
Others	483	—	—	(171)	—	185	497
Construction in progress	88	39	—	—	—	—	127

	791,934	3,248	(469)	(7,984)	(2,540)	163	784,352

[1]	Depreciation expenses are included in insurance operating expenses, administrative expenses for asset and claim survey expenses paid.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

	2016
(In millions of won)	Beginning balance	Acquisition	Disposal	Depreciation [1]	Transfer from(to) investment	Others	Ending balance
Land	186,278	—	—	—	(501)	—	185,777
Building	526,320	—	(748)	(3,796)	(80,002)	1	441,775
Structure	526	—	—	(13)	—	—	513
Equipment	47,109	1,815	(8)	(3,946)	—	(6)	44,964
Vehicles	276	—	—	(19)	—	2	259
Others	369	—	—	(132)	—	183	420

	760,878	1,815	(756)	(7,906)	(80,503)	180	673,708

[1]	Depreciation expenses are included in insurance operating expenses, administrative expenses for asset and claim survey expenses paid.

16. Insured assets

The details of buildings and equipment insured against fire and other casualty as of March 31, 2017 and December 31, 2016, are summarized as follows:

	March 31, 2017
(In millions of won)	Amount insured	Insurance company
Building [1]	1,069,767	Samsung Fire Marine Insurance Co., Ltd
Equipment	113,125

	1,182,892

[1]	Building classified as property and equipment and investment property are both included.

	December 31, 2016
(In millions of won)	Amount insured	Insurance company
Building [1]	1,069,767	Samsung Fire Marine Insurance Co., Ltd
Equipment	113,125

	1,182,892

[1]	Building classified as property and equipment and investment property are both included.

Beside the assets above, the Parent Company subscribes directors and officers liability insurance and gas accidents liability insurance from Samsung Fire & Marine Insurance Co., Ltd.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

17. Intangible assets

(1) Intangible assets as of March 31, 2017 and December 31, 2016, are as follows:

	March 31, 2017
(In millions of won)	Acquisition costs	Accumulated amortization	Accumulated impairment	Carrying value
Membership	23,710	—	5,378	18,332
Software	48,191	39,274	—	8,917
Development cost	129,872	118,392	—	11,480
Others	30	—	—	30

	201,803	157,666	5,378	38,759

	December 31, 2016
(In millions of won)	Acquisition costs	Accumulated amortization	Accumulated impairment	Carrying value
Membership	23,196	—	6,757	16,439
Software	47,861	39,222	—	8,639
Development cost	132,658	119,890	—	12,768
Others	30	—	—	30

	203,745	159,112	6,757	37,876

(2) Changes in the intangible assets for the three-month periods ended March 31, 2017 and 2016, are as follows:

	2017
(In millions of won)	Beginning balance	Acquisitions	Transfer to other accounts	Disposal	Amortization[1]	Impairment	Ending balance
Membership	16,439	3,059	—	(1,108)	—	(58)	18,332
Software	8,639	1,088	48	(1)	(857)	—	8,917
Development cost	12,768	161	(133)	—	(1,316)	—	11,480
Other	30	—	—	—	—	—	30

	37,876	4,308	(85)	(1,109)	(2,173)	(58)	38,759

[1]	Amortization of intangible assets is included in other expenses.

	2016
(In millions of won)	Beginning balance	Acquisitions	Transfer to other accounts	Disposal	Amortization[1]	Impairment	Ending balance
Membership	19,653	2,813	—	(880)	—	83	21,669
Software	9,362	216	—	(3)	(1,006)	—	8,569
Development cost	12,138	614	245	—	(1,271)	—	11,726
Other	38	—	—	—	—	—	38

	41,191	3,643	245	(883)	(2,277)	83	42,002

[1]	Amortization of intangible assets is included in other expenses.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(3) Intangible assets with indefinite useful life as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Condominium memberships	5,586	5,622
Golf memberships	12,386	10,457
Others	360	360

	18,332	16,439

18. Assets held-for-sale

The assets classified as assets held-for-sale as of March 31, 2017 and December 31, 2016 are as follows1:

(In millions of won)	March 31, 2017	December 31, 2016
Equipment and properties[2]	—	4,048

[1]	Assets held for sale are measured at the lower of carrying amount and fair value less cost of disposal.
[2]	The Group classified certain equipment and properties as assets held for sale. The disposal of the assets held for sale was completed during January 2017.

19. Deferred acquisition costs

Changes in the deferred acquisition costs for the three-month periods ended March 31, 2017 and 2016, are as follows.

	2017
	Beginning	Expenditure				Ending
(In millions of won)	balance	Total	Expensed	Deferred	Decrease	balance
Pension	27,435	790	180	610	3,961	24,084
Long-term insurance	1,642,222	182,227	11,990	170,237	180,769	1,631,690

	1,669,657	183,017	12,170	170,847	184,730	1,655,774

	2016
	Beginning	Expenditure				Ending
(In millions of won)	balance	Total	Expensed	Deferred	Decrease	balance
Pension	43,851	1,165	191	974	5,334	39,491
Long-term insurance	1,611,003	171,439	8,781	162,658	161,933	1,611,728

	1,654,854	172,604	8,972	163,632	167,267	1,651,219

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

20. Other assets

(1) Other assets as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Compensation receivables	31,846	32,344
Prepaid expenses	18,835	8,300
Advance payments	6,838	3,478
Others	461	294

	57,980	44,416

(2) Changes in the compensation receivables for the three-month periods ended March 31, 2017 and 2016, are as follows:

	2017			2016
(In millions of won)	Beginning balance	Increase (Decrease)	Ending balance	Beginning balance	Increase (Decrease)	Ending balance
General insurance	3,388	465	3,853	3,869	571	4,440
Automobile insurance	26,416	(1,177)	25,239	25,627	281	25,908
Long-term insurance	2,540	214	2,754	2,361	(36)	2,325

	32,344	(498)	31,846	31,857	816	32,673

21. Assets provided as collateral

Assets provided as collateral as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	Collateral provided to	March 31, 2017	December 31, 2016	Remark
Government and public bonds	Industrial Bank and 6 others	502,047	503,893	Swap contract
	ANZ Bank	45,071	45,157	Reinsurance contract

		547,118	549,050

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

22. Insurance liabilities

Changes in the insurance liabilities for the three-month periods ended March 31, 2017 and 2016 are as follows:

	2017
(In millions of won)	Beginning balance	Net increase (decrease) [1]	Ending balance
Long-term insurance premium reserve:
Long-term insurance contract	18,819,064	389,743	19,208,807
Long-term investment contract	112,822	388	113,210

	18,931,886	390,131	19,322,017

Reserve for outstanding claims:
General insurance	828,200	(78,125)	750,075
Automobile insurance	438,670	(4,838)	433,832
Long-term insurance	786,988	21,881	808,869

	2,053,858	(61,082)	1,992,776

Unearned premium reserve:
General insurance	367,083	43,902	410,985
Automobile insurance	971,747	42,734	1,014,481
Long-term insurance	15,222	(1,126)	14,096

	1,354,052	85,510	1,439,562

Reserve for participating policyholders’ dividends on long-term insurance	84,383	(589)	83,794
Excess participating policyholders’ dividends reserve on long-term insurance	25,540	5,100	30,640
Reserve for compensation for losses on dividend-paying insurance contracts	20,650	—	20,650

	22,470,369	419,070	22,889,439

[1]	The amounts of net increase or decrease in insurance liabilities include the effects from foreign currencies translation at foreign operations, which is ~~W~~27,416 million.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

	2016
(In millions of won)	Beginning balance	Net increase (decrease) [1]	Ending balance
Long-term insurance premium reserve:
Long-term insurance contract	17,020,163	446,472	17,466,635
Long-term investment contract	115,062	(46)	115,016

	17,135,225	446,426	17,581,651

Reserve for outstanding claims:
General insurance	904,610	(27,882)	876,728
Automobile insurance	397,494	(4,563)	392,931
Long-term insurance	651,899	27,762	679,661

	1,954,003	(4,684)	1,949,320

Unearned premium reserve:
General insurance	342,079	23,033	365,112
Automobile insurance	881,794	34,567	916,360
Long-term insurance	24,289	(1,787)	22,502

	1,248,162	55,812	1,303,974

Reserve for participating policyholders’ dividends on long-term insurance	66,936	8,142	75,077
Excess participating policyholders’ dividends reserve on long-term insurance	28,589	(2,101)	26,488
Reserve for compensation for losses on dividend-paying insurance contracts	15,075	—	15,074

	20,447,990	503,595	20,951,584

[1]	The amounts of net increase or decrease in insurance liabilities include the effects from foreign currencies translation at foreign operations, which is ~~W~~8,603 million.

23. Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Derivatives liabilities for trading purpose
Related to currency	—	9,388
Others	1	3

	1	9,391

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

24. Other financial liabilities

(1) Other financial liabilities as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Insurance accounts payable	318,026	377,484
Accrued expenses	84,278	97,849
Accounts payable	178,308	13,054
Deposit received	17,088	12,147
Security deposit	23,751	26,375
Non-controlling interests	4,397	4,362

	625,848	531,271

(2) Insurance accounts payable as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Claims payable	4,370	4,005
Due to agents	77,946	78,288
Premiums refund payable	433	2,004
Coinsurance payable	1,985	1,621
Payables related to agency business	9,576	16,992
Reinsurance accounts payable	112,779	124,445
Overseas reinsurance premiums payable	110,936	107,281
Deposits on reinsurance treaty ceded	1	42,848

	318,026	377,484

25. Provisions

Provisions as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Asset retirement obligation	863	906
Dormant insurance claims liabilities	27,893	28,312
Provisions for undrawn commitment liabilities	19	18
Others	33,367	33,407

	62,142	62,643

(2) Changes in the provisions for the three-month periods ended March 31, 2017 and 2016, are as follows:

	2017
(In millions of won)	Beginning balance	Occurrence	Used	Increase [1]	Reversal [1]	Ending balance
Asset retirement obligation	906	207	—	—	(250)	863
Dormant insurance claims liabilities	28,312	—	(7,546)	7,127	—	27,893
Others	33,407	—	(40)	—	—	33,367
Undrawn commitments	18	—	—	1	—	19

	62,643	207	(7,586)	7,128	(250)	62,142

[1]	Increase and reversal of provisions are included in other income and other expenses.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

	2016
(In millions of won)	Beginning balance	Occurrence	Used	Increase [1]	Reversal [1]	Ending balance
Asset retirement obligation	832	182	—	—	(199)	815
Dormant insurance claims liabilities	30,629	—	(7,319)	10,104	—	33,414
Others	15,817	—	(2,831)	—	—	12,986

	47,278	182	(10,150)	10,104	(199)	47,215

[1]	Increase and reversal of provisions are included in other income and other expenses.

26.	Liability for defined benefit plans and share-based payments

(1) Assets and liabilities for defined benefit plans as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Present value of defined benefit obligation	287,843	280,615
Fair value of plan assets	(181,757)	(189,173)

Defined benefit liabilities in the consolidated financial position	106,086	91,442

(2) Changes in the present value of defined benefit obligation for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Beginning balance	280,615	269,391
Current service cost	7,063	6,958
Past service cost	7,596	—
Interest cost	1,845	1,731
Benefits paid	(9,603)	(1,689)
Transfer in	743	540
Transfer out	(415)	(99)
Others	(1)	2

Ending balance	287,843	276,834

(3) Changes in the fair value of plan assets for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Beginning balance	189,173	165,993
Interest income	1,207	1,063
Remeasurements loss	(564)	(533)
Benefits paid	(8,181)	(1,132)
Transfer in	743	540
Transfer out	(415)	(99)
Others	(206)	(897)

Ending balance	181,757	164,935

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(4) Profit or loss on liability for defined benefit plans for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)[1]	2017	2016
Current service cost	7,063	6,958
Past service cost	7,596	—
Interest cost	1,845	1,731
Interest income	(1,207)	(1,063)

	15,257	7,626

[1]	Profit or loss on liability for defined benefit plans are included in insurance operating expenses, administrative expenses for assets, claim survey expenses paid and other expenses.

(5) Share-based payments

KB Financial Group Inc. signs on stock grants contracts with directors of the Parent Company. At the inception, the maximum granting amount is decided and the actual granting amount is upon each director’s performance, which can be shown by the achievement of pre-determined goal.

The Group provided option to the directors and employees for time of deferred payment and ratio and period of payments. In accordance with the option, after the deferred payment is decided, certain portion of the given payments will be deferred no more than 5 years after the termination of service.

(a) The details of stock grants related to long-term performance as of March 31, 2017, are as follows:

(In shares)	Grant Date	Amount[1]	Vesting Condition
1-2	June 24, 2015	3,122	Services fulfillment, achievement of targets on the basis of market and non-market performance [2,4]
1-3	June 24, 2015	30,897	Services fulfillment, achievement of targets on the basis of market and non-market performance [2,5]
2-1	January 1, 2016	6,554	Services fulfillment, achievement of targets on the basis of market and non-market performance [2,5]
3-1	January 5, 2016	1,830	Services fulfillment, achievement of targets on the basis of market and non-market performance [2,4]
4-1	January 14, 2016	9,101	Services fulfillment, achievement of targets on the basis of market and non-market performance [2,5]
5-1	February 1, 2016	4,955	Services fulfillment, achievement of targets on the basis of market and non-market performance [2,5]
6-1	March 18, 2016	25,348	Services fulfillment, achievement of targets on the basis of market and non-market performance [2,3]
7-1	January 1, 2017	42,579	Services fulfillment, achievement of targets on the basis of market and non-market performance [2,5]
Deferred grant in 2015		4,316
Deferred grant in 2016		9,441

		138,143

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

[1]	Granted shares represent the total number of shares initially granted to directors and employees that have residual shares at the end of reporting period (Deferred grants are residual shares as of March 31, 2017).
[2]	Certain portion of the granted shares is compensated over a maximum period of five years.
[3]	30% of the number of certain granted shares to be compensated is determined upon the accomplishment of relative TSR, while 70% is determined upon the accomplishment of Company Performance Results.
[4]	50% of the number of certain granted shares to be compensated is determined upon the accomplishment of Performance Results, while 50% is determined upon the accomplishment of relative TSR.
[5]	30%, 40% and 30% of the number of granted shares to be compensated are determined upon the accomplishment of relative TSR, Performance Results and the Company Performance Results, respectively.

The compensation cost that the Parent Company recognized as expenses for share-based payments for the three-month periods ended March 31, 2017 and 2016, are ~~W~~996 million and ~~W~~272 million, respectively. The compensation costs amounting to ~~W~~3,515 million and ~~W~~2,945 million were recognized as long-term accrued expenses for KB Financial Group, Inc. as of March 31, 2017 and 2016, respectively.

(b) The details of stock grants related to short-term performance as of March 31, 2017, are as follows:

(In shares)	Grant date	Granted shares [1]	Vesting Condition
Stock granted on 2015	June 24, 2015	25,383	Proportional to service period
Stock granted on 2016	January 1, 2016	40,817	Proportional to service period
Stock granted on 2017	January 1, 2017	15,535	Proportional to service period

		81,735

[1]	Granted shares are determined by performance and compensated over three or five years.

The compensation cost that the Parent Company recognized as expenses for share-based payments for the three-month periods ended March 31, 2017 and 2016, are ~~W~~656 million and ~~W~~898 million, respectively. The compensation costs amounting to ~~W~~3,530 million and ~~W~~3,111 million were recognized as short-term accrued expenses for KB Financial Group, Inc. as of March 31, 2017 and December 31, 2016, respectively.

(c) Expected volatility is based on the historical volatility of the share price over the most recent period that is generally commensurate with the expected term of the grant. And the current stock price as of March 31, 2017, was used for the underlying asset price. Additionally, the average three-year historical dividend rate was used as the expected dividend rate.

27. Other liabilities

Other liabilities as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Unearned revenues	355	545
Advance premiums received	24,083	30,343
Withholdings	8,891	5,946
Other taxes payable	1,402	1,838
Others	1,399	1,567

	36,130	40,239

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

28. Assets and liabilities denominated in foreign currencies

Assets and liabilities denominated in foreign currencies as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won, In thousands of US Dollar, Australian Dollar, Euro, Japanese Yen, Chinese Yuan, British Pound, Vietnamese Dong, Indonesia Rupiah, Singapore Dollar and Hong Kong Dollar.)

		March 31, 2017		December 31, 2016
	Currency	Foreign currency	Equivalent in Korean won	Foreign currency	Equivalent in Korean won
Financial assets
Cash and cash equivalents	USD	51,552	57,537	38,855	46,956
	AUD	16	14	22	19
	EUR	163	195	204	259
	SGD	52	42	58	48
	JPY	1,029	10	1,488	15
	IDR	20,694,629	1,734	22,280,599	2,001
	GBP	9	13	126	187
	CNY	81,097	13,160	66,020	11,439
Financial assets at fair value through profit or loss	USD	425,715	475,140	357,512	432,053
	IDR	2,726,471	228	2,385,091	214
Available-for-sale securities	USD	3,129,122	3,492,413	3,148,363	3,804,796
	EUR	36,127	43,086	30,455	38,604
	HKD	—	—	10,367	1,615
	CNY	—	—	12,211	2,116
	IDR	287,600	24	287,600	26
Held-to-maturity financial assets	USD	490,467	547,410	117,511	142,013
	IDR	26,001,000	2,179	27,001,000	2,425
Loans	USD	50,238	56,071	48,445	58,546
	IDR	515,467	43	584,292	52
Other receivables	AUD	134	115	170	148
	USD	74,739	83,416	76,862	92,888
	EUR	512	611	575	729
	JPY	22,442	224	36,631	380
	GBP	149	207	101	149
	VND	1,615,369	79	1,866,567	99
	IDR	155,575,139	13.037	164,043,145	14,731
	SGD	155	124	134	112
	CNY	366,465	59,466	365,159	63,268

Total assets	AUD	151	129	192	167
	EUR	36,802	43,892	31,234	39,592
	GBP	158	221	227	336
	CNY	447,562	72,626	443,390	76,822
	VND	1,615,369	79	1,866,567	99
	JPY	23,471	234	38,119	395
	USD	4,221,833	4,711,987	3,787,548	4,577,252
	IDR	205,800,306	17,245	216,581,727	19,449
	SGD	207	166	192	160
	HKD	—	—	10,367	1,615

Financial liabilities
Other financial liabilities	USD	18,126	20,230	20,340	24,581
	EUR	612	730	361	458
	GBP	129	180	125	186
	IDR	8,762,510	734	21,696,260	1,948
	CNY	129,260	20,975	111,583	19,333
	THB	1	—	6,043	203

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

29. Equity

(1) Equity as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)		March 31, 2017	December 31, 2016
Capital stock	Common stock	33,250	33,250
Capital surplus	Share premium	217,046	217,046
	Gain on disposal of treasury stock	131,409	131,409

		348,455	348,455

Capital adjustments	Others	(9)	(9)

		(9)	(9)

Accumulated other comprehensive income	Net change in fair value of available-for-sale financial assets	178,991	174,926
	Net change in fair value of cash flow hedges	1,583	881
	Foreign currency translation differences for foreign operations	(24,671)	(8,488)
	Revaluation of property and equipment	77,411	77,411
	Remeasurements of defined benefit plans	(48,279)	(47,851)
	Other comprehensive income arising from separate account	6,140	4,304

		191,175	201,183

Accumulated other comprehensive income for assets held for sale	Revaluation of property and equipment	—	314

Retained earnings	Legal reserve[1]	16,625	15,000
	Other reserve	1,068,391	858,391
	Regulatory reserve for credit loss [2]	55,544	55,922
	Emergency risk reserve[2]	663,204	619,688
	Retained earnings before appropriation	116,419	310,864

		1,920,183	1,859,865
Non-controlling interests		4,189	4,407

		2,497,243	2,447,465

[1]	In accordance with Korean Commercial Law, the Group is required to reserve over 10% of its dividends as legal reserve on every financial reporting period until the reserve reaches half of its capital. It is restricted to distribute as a cash dividend and allowed to use only for retained earning deficits from prior years and capital transfer by the authorization of shareholders.
[2]	Retained earnings restricted to distribute as dividends by appropriation of retained earnings at the end of reporting period

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(2) Capital stock as of March 31, 2017 and December 31, 2016, are as follows:

	March 31, 2017	December 31, 2016
Number of shares authorized	200,000,000	200,000,000
Par value per share (in Korean won)	500	500
Number of shares issued	66,500,000	66,500,000

(3) Accumulated other comprehensive income

Changes in accumulated other comprehensive income for the three-month periods ended March 31, 2017 and 2016, are as follows:

	2017
(In millions of won)	Valuation gain (loss) on available- for-sale financial assets	Valuation gain (loss) on cash flow hedges	Foreign currency translation differences for foreign operations	Remeasure- ments of defined benefit plans	Other comprehensive income arising from separate account	Revaluation of property and equipment	Total
Beginning balance	174,926	881	(8,488)	(47,851)	4,304	77,411	201,183
Net change due to valuation	34,621	—	—	(564)	2,993	—	37,050
Change due to impairment and disposal	(28,667)	92,683	—	—	(571)	—	63,445
Effect of hedge accounting	—	(91,757)	—	—	—	—	(91,756)
Effect of foreign currency movements	(591)	—	(16,183)	—	—	—	(16,775)
Effect of deferred tax	(1,298)	(224)	—	136	(586)	—	(1,972)

Ending balance	178,991	1,583	(24,671)	(48,279)	6,140	77,411	191,175

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

	2016
(In millions of won)	Valuation gain (loss) on available- for-sale financial assets	Valuation gain (loss) on cash flow hedges	Foreign currency translation differences for foreign operations	Remeasure- ments of defined benefit plans	Other comprehensive income arising from separate account	Revaluation of property and equipment	Total
Beginning balance	265,887	663	(11,664)	(58,352)	11,071	78,053	285,658
Net change due to valuation	153,967	—	—	(533)	15,967	—	169,401
Change due to impairment and disposal	(1,110)	(415)	—	—	(343)	—	(1,868)
Effect of hedge accounting	—	765	—	—	—	—	765
Effect of foreign currency movements	(143)	—	(2,485)	—	—	—	(2,628)
Effect of deferred tax	(36,957)	(85)	—	129	(3,781)	—	(40,694)

Ending balance	381,644	928	(14,149)	(58,756)	22,914	78,053	410,634

(4) Regulatory reserve for credit loss

(a) Regulatory reserve for credit loss as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Regulatory reserve for credit loss	55,544	55,922
Estimated reversal of Regulatory reserve for credit loss	(1,994)	(378)

	53,550	55,544

(b) Profit for the period adjusted by regulatory reserve for credit loss for the three-month periods ended March 31, 2017 and 2016 were as follows:

(In millions of won)	2017	2016
Profit for the period	99,983	75,788
Reversal (provision) of regulatory reserve for credit loss	1,994	(697)

Profit for the period adjusted by regulatory reserve for credit loss [1]	101,977	75,091

Earnings per share adjusted by regulatory reserve for credit loss (in won)	1,533	1,252

[1]	Adjusted profit after provision or reversal of regulatory reserve for credit losses is not in accordance with Korean IFRS and calculated on the assumption that provision or reversal of regulatory reserve for credit losses before income tax is adjusted to the net income.

(5) Emergency risk reserve

(a) Emergency risk reserve in the Regulation on Supervision of Insurance Business as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017	December 31, 2016
Emergency risk reserve	663,204	619,688
Estimated emergency risk reserve to be provided	16,432	43,516

	679,636	663,204

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(b) Profit for the period adjusted by emergency risk reserve for the three-month periods ended March 31, 2017 and 2016, were as follows:

(In millions of won)	2017	2016
Profit for the period	99,983	75,788
Provision for emergency risk reserve for loan loss	(16,432)	(10,740)

Profit for the period adjusted by emergency risk reserve[1]	83,551	65,048

Earnings per share adjusted by emergency risk reserve (in won)	1,256	1,084

[1]	Adjusted profit after provision or reversal of emergency risk reserve is not in accordance with Korean IFRS and calculated on the assumption that provision or reversal of emergency risk reserve before income tax is adjusted to the net income.

30. Premium Income

Premium income for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017
	General insurance	Automobile insurance	Long-term and individual insurance	Total
Direct premium written by the Group	274,752	547,048	1,670,404	2,492,204
Assumed reinsurance premium	7,524	—	—	7,524
Refund of surrender value	(3,028)	(25,764)	(219)	(29,011)

	279,248	521,284	1,670,185	2,470,717

(In millions of won)	2016
	General insurance	Automobile insurance	Long-term and individual insurance	Total
Direct premium written by the Group	252,870	497,290	1,611,948	2,362,108
Assumed reinsurance premium	5,969	—	—	5,969
Refund of surrender value	(4,283)	(21,627)	(168)	(26,078)

	254,556	475,663	1,611,780	2,341,999

31. Insurance claims paid, dividend expenses and refunds of surrender value

Insurance claims paid, dividend expenses and refunds of surrender value for the three-month periods ended March 31, 2017 and 2016, are as follows:

	2017
(In millions of won)	General insurance	Automobile insurance	Long-term and Individual insurance	Total
Insurance claims paid
Direct premium written by the Group	142,224	365,888	399,835	907,947
Assumed reinsurance premium	822	—	—	822
Refund of premium	(5,043)	(19,738)	(1,091)	(25,872)
Refund of assumed reinsurance premium	(17)	—	—	(17)

	137,986	346,150	398,744	882,880

Dividend expenses	—	—	1,312	1,312
Refunds of surrender value	—	—	594,620	594,620

	137,986	346,150	994,676	1,478,812

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

	2016
(In millions of won)	General insurance	Automobile insurance	Long-term and Individual insurance	Total
Insurance claims paid
Direct premium written by the Group	145,075	347,501	351,575	844,151
Assumed reinsurance premium	2,605	—	—	2,605
Refund of premium	(1,895)	(18,007)	(971)	(20,873)
Refund of assumed reinsurance premium	(342)	—	—	(342)

	145,443	329,494	350,604	825,541
Dividend expenses	—	—	1,146	1,146
Refunds of surrender value	—	—	545,414	545,414

	145,443	329,494	897,164	1,372,101

32. Reinsurance income and expenses

Income and expenses related to reinsurance transactions for the three-month periods ended March 31, 2017 and 2016, are as follows:

	2017
(In millions of won)	General insurance	Automobile insurance	Long-term and individual insurance	Total
Reinsurance Income
Reinsurance claims	69,793	9,171	59,127	138,091
Refund of reinsurance claims	(3,442)	—	(188)	(3,630)

	66,351	9,171	58,939	134,461

Reinsurance expenses
Reinsurance premium	144,652	9,601	65,425	219,678
Reversal of refund of surrender value	(1,004)	—	—	(1,004)

	143,648	9,601	65,425	218,674

Reinsurance commissions [1]	22,168	(273)	73	21,968
Reinsurance profit commissions [1]	448	—	(1)	447
Assumed reinsurance commissions [2]	1,323	—	—	1,323
Assumed reinsurance profit commissions [2]	39	—	—	39

[1]	Included in recovered expenses
[2]	Included in insurance operating expenses

	2016
(In millions of won)	General insurance	Automobile insurance	Long-term and individual insurance	Total
Reinsurance Income
Reinsurance claims	84,480	9,409	51,964	145,853
Refund of reinsurance claims	(1,008)	—	(219)	(1,227)

	83,472	9,409	51,745	144,626

Reinsurance expenses
Reinsurance premium	151,233	10,899	56,417	218,549
Reversal of refund of surrender value	(623)	—	—	(623)

	150,610	10,899	56,417	217,926

Reinsurance commissions [1]	22,364	121	153	22,638
Reinsurance profit commissions [1]	1,132	—	—	1,132
Assumed reinsurance commissions [2]	850	—	—	850
Assumed reinsurance profit commissions [2]	(34)	—	—	(34)

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

[1]	Included in recovered expenses
[2]	Included in insurance operating expenses

33. Interest income and expense

(1) Interest income and expense for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Interest income
Cash and cash equivalents	674	914
Trading assets	2,909	1,866
Financial assets designated at fair value through profit or loss	7,516	3,883
Available-for-sale financial assets	57,183	59,728
Held-to-maturity financial assets	28,322	18,412
Loans	69,698	71,570
Other receivables	1,408	2,988
Interest of other income	255	333

	167,965	159,694

Interest expense
Borrowings	—	4
Other	174	99

	174	103

(2) Interest income recognized on impaired financial assets for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Available-for-sale financial assets	—	45
Loans and other receivables	269	332

	269	377

34. Gain and loss on valuation and disposal of securities

(1) Gain on valuation and disposal of securities for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Trading assets
Gain on disposal	1,525	1,910
Gain on valuation	571	2,478
Financial assets designated at fair value through profit or loss
Gain on disposal	19	—
Gain on valuation	2,804	6,477
Available-for-sale financial assets
Gain on disposal	28,008	29,190

	32,927	40,055

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(2) Loss on valuation and disposal of securities for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Trading assets
Loss on disposal	536	1,682
Loss on valuation	157	230
Financial assets designated at fair value through profit or loss
Loss on disposal	3,130	—
Loss on valuation	813	1,393
Available-for-sale financial assets
Loss on disposal	2,585	6,305
Loss on impairment	1,596	9,878

	8,818	19,488

35. Gain and loss on valuation and disposal of loans and other receivables

Gain and loss on valuation and disposal of loans and other receivables for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Reversal of impairment loss	72	1

	72	1

Loss on impairment	4,823	7,710

	4,823	7,710

36. Gain and loss on valuation and disposal of derivatives

Gain and loss on valuation and disposal of derivatives for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Gain on disposal	49,745	3,487
Gain on valuation	281,338	75,797

	331,083	79,284

Loss on disposal	874	16,175
Loss on valuation	327	489

	1,201	16,664

37. Recovered Expenses

Recovered Expenses for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Reinsurance commissions	21,968	22,638
Reinsurance profit commissions	447	1,132
Agent commission	740	573

	23,155	24,343

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

38. Insurance operating expenses, administrative expenses for assets and claim survey expenses paid

Insurance operating expenses, administrative expenses for assets and claim survey expenses paid for the three-month periods ended March 31, 2017 and 2016, are as follows:

	2017
(In millions of won)	Insurance operating expenses	Administrative expenses for assets	Claim survey expenses paid
Short-term employee benefits	60,967	1,794	27,127
Post-employment benefits	12,797	234	4,084
Other long-term employee benefits	21	—	6
Welfare expenses	5,980	19	3,682
General and administrative expenses	105,057	11,921	13,289
Acquisition cost	15,253	—	—
Agent commission	65,329	—	—
Claim survey expenses paid	—	—	11,928
Claim survey expenses recovered	—	—	(4,412)
Assumed reinsurance commission paid	1,323	—	—
Others	595	—	—

	267,322	13,968	55,704

	2016
(In millions of won)	Insurance operating expenses	Administrative expenses for assets	Claim survey expenses paid
Short-term employee benefits	60,973	1,712	26,128
Post-employment benefits	6,955	176	2,614
Other long-term employee benefits	21	1	5
Welfare expenses	2,936	11	3,312
General and administrative expenses	98,026	12,763	9,616
Acquisition cost	16,071	—	—
Agent commission	58,979	—	—
Claim survey expenses paid	—	—	18,633
Claim survey expenses recovered	—	—	(6,448)
Assumed reinsurance commission paid	850	—	—
Other	493	—	—

	245,304	14,663	53,860

39. Other income and expenses

(1) Other income for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Reversal of provision	250	199
Commission income	899	1,257
Rent income	5,796	4,513
Separate account revenues	5,187	964
Miscellaneous operating income	1,152	4,539

	13,284	11,472

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(2) Other expenses for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Increase in provision	7,128	10,104
Separate account expenses	2,171	2,257
Amortization of intangible assets	115	—
Other expenses related to the subsidiaries	9,927	8,530
Miscellaneous operating expenses	575	632

	19,916	21,523

(3) Other expenses related to the subsidiaries for the three-month periods ended March 31, 2017 and 2016, are as follow:

(In millions of won)	2017	2016
Compensations	6,745	5,986
Post-employment benefits	549	499
Welfare expenses	1,316	1,178
Electronic operating expenses	175	93
Rental expenses	(193)	(243)
Fee and commission	190	114
Entertainment expenses	25	25
Advertising	7	2
Depreciation	72	26
Amortization of intangible assets	2	20
Tax and dues	221	191
Others	818	639

	9,927	8,530

(4) Commission income for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Corporate loan	495	639
Stocks	5	3
Debt securities	109	96
Others	290	519

	899	1,257

40. Non-operating income and expenses

(1) Non-operating income for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Gain on disposal of assets held for sales	3,781	—
Gain on valuation of investment in associate	—	247
Gain on disposal of property and equipment	319	6
Gain on disposal of intangible assets	33	—
Reversal of impairment loss of intangible assets	—	90
Miscellaneous non-operating income	349	403

	4,482	746

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(2) Non-operating expenses for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Donation	515	227
Loss on disposal of intangible assets	4	69
Impairment of intangible assets	58	6
Miscellaneous non-operating expenses	554	1,591

	1,131	1,893

41. Income tax expense

Income tax expense is recognized based on the best estimate of weighted average annual income tax rate expected for the full financial year. The estimated average annual income tax rate used for the three-month period ended March 31, 2017, is 24.2% (the estimated tax rate for the three-month period ended March 31, 2016: 24.2%).

42. Earnings per share

(1) Basic earnings per share for the three-month periods ended March 31, 2017 and 2016, is as follows:

	2017	2016
Profit for the period (in won) attributable to ordinary equity holders of the Parent Company	99,904,146,323	75,244,225,179
Weighted average number of common shares outstanding[1]	66,500,000	60,000,000
Earnings per share (in won)	1,502	1,254

[1]	Weighted-average number of common shares outstanding for the three-month periods ended March 31, 2017 and 2016 are same as the number of issued common shares at the beginning of the period

(2) Diluted earnings per share for the three-month periods ended March 31, 2017 and 2016 are the same as basic earnings per share as the Group does not have any diluted securities.

43. Commitments and contingencies

(1) The contract amounts of insurance policies in effect as of March 31, 2017, amount to ~~W~~3,003,603,925 million (December 31, 2016: ~~W~~3,072,061,112 million).

(2) The Group assumes and cedes a portion of total insurance premiums with Korean Re Co., Ltd. and foreign reinsurers including Munich Re. According to arrangements, the Group pays and receives reinsurance premium and commission fee by settlement with counter companies.

(3) Details of commitments between the Group and financial institutions as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)		Limit
Commitments	Financial institutions	March 31, 2017	December 31, 2016
Commitments on bank overdrafts	Shinhan Bank and others	2,000	2,000
Overdraft intra-day		60,000	60,000

		62,000	62,000

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(4) Payment guarantees offered by financial institutions as of March 31, 2017, are as follows:

(In US dollars)	Limit	Amount	Guaranteed period
Australia and New Zealand Bank	USD 25,000,000	USD 21,830,546	Dec. 31, 2016 ~ Dec. 30, 2017

(5) Other commitments provided by the Group as of March 31, 2017 and December 31, 2016 are as follow:

	Undrawn commitments
(In millions of won)	March 31, 2017	December 31, 2016
Loan commitments	485,673	557,113
Purchase of security investment	1,352,349	1,214,623

	1,838,022	1,771,736

(6) Pending litigations as a defendant as of March 31, 2017 and December 31, 2016 are as follows:

	March 31, 2017
(In millions of won)	Number of litigations	Amount of damage claim	Descriptions
Automobile insurance	1,224	48,316	Compensation claim & others
General/long-term insurance and others	428	278,949	Compensation claim & others

	1,652	327,265

	December 31, 2016
(In millions of won)	Number of litigations	Amount of damage claim	Descriptions
Automobile insurance	1,076	43,418	Compensation claim & others
General/long-term insurance and others	430	270,965	Compensation claim & others

	1,506	314,383

For the above pending litigations as a defendant, the Group has reserved estimated losses as a reserve for outstanding claims. As of March 31, 2017, such litigations are in process and the ultimate outcome of such litigations cannot be predicted.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

44. Related Party Transactions

(1) The related parties as of March 31, 2017 and December 31, 2016, are as follows:

March 31, 2017	December 31, 2016	Relationship
KB Financial Group Inc.	KB Financial Group Inc.	Others[1]
Kookmin Bank	Kookmin Bank	Others[2]
KB Kookmin Card Co., Ltd.	KB Kookmin Card Co., Ltd.	Others[2]
KB Securities Co., Ltd.	KB Securities Co., Ltd.	Others[2]
KB Life Insurance Co., Ltd.	KB Life Insurance Co., Ltd.	Others[2]
KB Asset Management Co., Ltd.	KB Asset Management Co., Ltd.	Others[2]
KB Capital Co., Ltd.	KB Capital Co., Ltd.	Others[2]
KB Real Estate Trust Co., Ltd.	KB Real Estate Trust Co., Ltd.	Others[2]
KB Investment Co., Ltd.	KB Investment Co., Ltd.	Others[2]
KB Credit Information Co., Ltd.	KB Credit Information Co., Ltd.	Others[2]
KB Data Systems	KB Data Systems	Others[2]
KB Savings Bank Co., Ltd.	KB Savings Bank Co., Ltd.	Others[2]
Kookmin Bank (China) Ltd.	Kookmin Bank (China) Ltd.	Others[2]

[1]	Entity over which the Group has significant influence.
[2]	Subsidiary of KB Financial Group Inc.

(2) Significant transactions which occurred in the normal course of business with related parties for the three-month periods ended March 31, 2017 and 2016, are as follows:

		2017
(In millions of won)	Related parties	Revenues	Expenses
Others	KB Financial Group Inc.	105	—
	Kookmin Bank	22,008	6,211
	KB Kookmin Card Co., Ltd.	473	209
	KB Securities Co., Ltd.	1,325	3,502
	KB Life Insurance Co., Ltd.	94	—
	KB Asset Management Co., Ltd.	25	—
	KB Capital Co., Ltd.	1,238	908
	KB Real Estate Trust Co., Ltd.	17	—
	KB Investment Co., Ltd.	7	—
	KB Credit Information Co., Ltd.	2	166
	KB Data Systems	19	58
	KB Savings Bank Co., Ltd.	37	—
	Kookmin Bank (China) Ltd and others	11	—

		25,361	11,054

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

		2016
(In millions of won)	Related parties	Revenues	Expenses
Associates	Kocref Cr-reit XI	290	—
	LIG-Special Purpose Acquisition 2nd Co., Ltd.	4	—
	LIG-ES Special Purpose Acquisition Co., Ltd.	4	—
Others	KB Financial Group Inc.	192	2,185
	Kookmin Bank	11,589	1,546
	KB Kookmin Card Co., Ltd.	1,086	3,186
	KB Securities Co., Ltd.	129	60
	KB Life Insurance Co., Ltd.	71	—
	KB Asset Management Co., Ltd.	32	39
	KB Capital Co., Ltd.	728	144
	KB Real Estate Trust Co., Ltd.	18	—
	KB Investment Co., Ltd.	10	—
	KB Credit Information Co., Ltd.	1	159
	KB Data Systems	17	30
	KB Savings Bank Co., Ltd.	35	1
	Kookmin Bank (China) Ltd and others	95	2

		14,301	7,352

(3) Repurchase transactions with related parties for the three-month periods ended March 31, 2016 are as follows:

(In millions of won)	2016
	Transaction	Beginning balance	Increase (decrease)	Ending balance
Others
Related individuals and others	RP Sold	477	29,796	30,273

(4) Account balances with related parties as of March 31, 2017 and December 31, 2016, are as follows:

		March 31, 2017
(In millions of won)	Related parties	Receivables	Payables
Others	KB Financial Group Inc.	—	7,334
	Kookmin Bank[1]	32,596	9,994
	KB Kookmin Card Co., Ltd.[2]	200	1,297
	KB Securities Co., Ltd.	7,567	6,195
	KB Life Insurance Co., Ltd.	23	260
	KB Asset Management Co., Ltd.	—	41
	KB Capital Co., Ltd.	218	1,647
	KB Credit Information Co., Ltd	—	80
	KB Data Systems	—	46
	KB Savings Bank Co., Ltd.	—	73
	KB Real Estate Trust Co., Ltd.	—	22
	KB Investment Co., Ltd.	—	9
	Kookmin Bank (China) Ltd and others	2,450	—
	Retirement Pension	—	13,133

		43,054	40,131

[1]	As of March 31, 2017, notional amount of financial derivatives assets and liabilities to Kookmin Bank amounts to ~~W~~173,059 million
[2]	As of March 31, 2017, limit of unused commitment to KB Kookmin Card Co., Ltd. amounts to ~~W~~54,838 million.

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

		December 31, 2016
(In millions of won)	Related parties	Receivables	Payables
	KB Financial Group Inc.	—	6,349
	Kookmin Bank[1]	26,532	12,549
	KB Kookmin Card Co., Ltd.[2]	7,943	7,343
Others	KB Securities Co., Ltd.	10,889	1,639
	KB Life Insurance Co., Ltd.	4	213
	KB Asset Management Co., Ltd.	—	286
	KB Capital Co., Ltd.	241	2,282
	KB Credit Information Co., Ltd	—	57
	KB Data Systems	—	53
	KB Savings Bank Co., Ltd.	—	121
	KB Real Estate Trust Co., Ltd.	—	35
	KB Investment Co., Ltd.	—	16
	Kookmin Bank (China) Ltd and others	7,402	—
	Retirement Pension	—	21,641

		53,011	52,584

[1]	As of December 31, 2016, notional amount of financial derivatives assets and liabilities to Kookmin Bank amounts to ~~W~~250,694 million
[2]	As of December 31, 2016, limit of unused commitment to KB Kookmin Card Co., Ltd. amounts to ~~W~~20,859 million.

(5) Collateral the Group provide to the related parties as of March 31, 2017 and December 31, 2016, is as follows:

(In millions of won)	Collateral asset	March 31, 2017	December 31, 2016
Kookmin Bank	Government bond	50,000	50,000

(6) The details of assets pledged as collaterals from related parties as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	Assets pledged as collateral	March 31, 2017	December 31, 2016
KB Wise Star private Real Estate Investment Trust No. 2	Building/Land	26,000	26,000
Kookmin Bank	Securities	50,000	50,000

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

(7) Undrawn commitments the Group provided for related parties, as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	Related party	March 31, 2017	December 31, 2016
Purchase of security investment	KB-Solidus Global Healthcare Fund	8,200	8,200
Purchase of security investment	KB High-tech Company Investment Fund	1,400	2,800

(8) Key management personnel, including registered directors and non-registered outside directors compensation for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017		2016
Short-term employee benefits	~~W~~	3,783	1,614
Retirement benefits		162	110

	~~W~~	3,945	1,724

(9) Loans for management personnel and employees as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017		December 31, 2016
Loans secured by real estate	~~W~~	212	242
Loans secured by credits		61	72
Loans secured by third party guarantees		14,995	15,677

	~~W~~	15,268	15,919

45. Separate account

(1) Separate account statements of financial position as of March 31, 2017 and December 31, 2016, are as follows:

(In millions of won)	March 31, 2017		December 31, 2016
	Retirement insurance	Retirement pension	Retirement insurance	Retirement pension
Assets[1]
Cash and cash equivalents	9,608	161,948	9,552	75,696
Financial assets at fair value through profit or loss	—	50,386	—	100,800
Available-for-sale financial assets	—	2,531,776	—	2,302,531
Held-to-maturity financial assets	—	10,000	—	10,000
Derivative assets to hedge	—	8,689	—	919
Loans and other receivables	—	483,311	—	506,509
Non-financial assets	7	2,992	—	3
General accounts receivable[1]	10	20,205	142	385,085

	9,625	3,269,307	9,694	3,381,543

Liabilities[2]
Other financial liabilities	20	721	4	6,370
General accounts receivable[2]	5	6,987	34	(6)
Policyholders reserve (insurance)	9,600	—	9,656	—
Policyholders reserve (investment)	—	3,253,498	—	3,369,501

	9,625	3,261,206	9,694	3,375,865

Equity
Accumulated other comprehensive income	—	8,101	—	5,678

	9,625	3,269,307	9,694	3,381,543

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

[1]	Separate account asset in the financial statement is the total amount of retirement insurance asset and retirement pension asset less the general accounts receivable.
[2]	Separate account liability in the financial statement is the total amount of retirement insurance liability and retirement pension liability less the general account payable.

(2) Separate account statements of comprehensive Income for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017		2016
	Retirement insurance	Retirement pension	Retirement insurance	Retirement pension
Income
Investment income	28	41,564	46	32,515
Other operating income	—	403	2	300

	28	41,967	48	32,815

Expenses
Policyholders reserve (insurance)	(57)	—	(106)	—
Policyholders reserve (investment)	—	16,266	—	19,085
Insurance claims paid	68	—	134	—
Investment expenses	3	21,019	2	13,207
Other operating expenses	14	4,682	18	523

	28	41,967	48	32,815

The revenue and expense of participating type specific account (participating retirement pension insurance) were not presented in the consolidated statements of comprehensive income of the general account. Revenue and expense of participating type specific account included in the operating performance above for the three-month periods ended March 31, 2017 and 2016 were ~~W~~1,428 million and ~~W~~968 million, respectively.

46. Supplemental cash flows information

(1) Cash and cash equivalents in statements of cash flows include deposits that have a short maturity of three months or less from the date of acquisition.

(2) Significant non-cash activities for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Transfer from investment property to owner-occupied property and equipment	2,540	80,503
Dividend Payable	39,900	24,000

KB Insurance Co., Ltd and Subsidiaries

Notes to the Consolidated Interim Financial Statements

March 31, 2017 and 2016 (Unaudited), and December 31, 2016

47. Operating income

Operating income for the three-month periods ended March 31, 2017 and 2016, are as follows:

(In millions of won)	2017	2016
Operating revenue
Insurance operating revenue	2,628,333	2,511,785
Investment revenue	551,840	297,109
Other operating revenue	70,412	51,883

	3,250,585	2,860,777

Operating expenses
Insurance operating expenses	2,676,478	2,574,183
Investment expenses	33,803	64,254
Other operating expenses	413,168	125,183

	3,123,449	2,763,620

Operating income	127,136	97,157

48. Events after the Reporting Period

On April 14, 2017, the board of directors of KB Financial Group Inc, (“KB Financial Group”) resolved to conduct tender offers and a comprehensive stock swap to KB Financial Group’s stock. Accordingly, the Parent Company will become a wholly owned subsidiary of KB Financial Group.